As filed with the Securities and Exchange Commission on November<>, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S -1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Aurora Gold Corporation
 (Exact name of registrant as specified  in its charter)

Delaware	1040	13-3945947
(State or Other Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Baarerstrasse 10, 1st Floor, Zug 6300 Switzerland Telephone: (+41) 7887-96966 Facsimile: (+41) 7887-96966	Lars Pearl Baarerstrasse 10, 1st Floor, Zug 6300 Switzerland Telephone: (+41) 7887-96966 Facsimile: (+41) 7887-96966
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)	(Address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications and notices to:
Joseph Sierchio, Esq.
Sierchio Greco & Greco, LLP
110 East 59th Street
29th Floor
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 486-0208

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed  pursuant to  Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed  pursuant to  Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting” company in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

1

Calculation of Registration Fee

Securities to be Registered	Number of Shares Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Offering Price (1)	Registration Fee
Common Stock Par Value $0.001 per Share	4,000,000 (2)	$ 1,200,000	US$ 0.28	$37
Common Stock Par Value $0.001 per Share	250,000 (3)	$ 70,000	$ 0.28	$3
Common Stock Par Value $0.001 per Share	5,000,000 (4)	$ 1,400,000	$ 0.28	$48
Common Stock Par Value $0.001 per Share	500,000 (5)	$ 140,000	$ 0.28	$6
Common Stock Par Value $0.001 per Share	1,000,000 (6)	$ 280,000	$ 0.28	$12
Total	10,750,000 (7)	$ 3,010,000	$ 0.28	$106

(1)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on February 12, 2008 , as quoted on the Financial Industry Regulatory Authority (the “FINRA”) Over the Counter Bulletin Board was $ 0.28 . It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.

(2)            The 4,000,000 shares were issued in connection with a private placement of a total of 4,000,000 shares completed by the registrant in September of 2007.

(3)            The 250,000 shares were issued in connection with a debt settlement of a total of 250,000 shares completed by the registrant in August of 2007.

(4)           The 5,000,000 shares were issued in connection with a private placement of a total of 5,000,000 shares completed by the registrant in July of 2007.

(5)            The 500,000 shares were issued in connection with a private placement of a total of 500,000 shares completed by the registrant in March of 2007.

(6)            The 1,000,000 shares were issued in connection with a private placement of a total of 1,000,000 shares completed by the registrant in December of 2006.

(7)           All of the 10,750,000 shares being registered are offered by the Selling Stockholders.  Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting under said section 8(a), may determine.

2

Subject to Completion, Dated November <>, 2007

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

PROSPECTUS

AURORA GOLD CORPORATION

10,750,000 SHARESCOMMON STOCK

This prospectus relates to the resale by certain of our stockholders named in this prospectus (the “Selling Stockholders”) of up to 10,750,000 shares of our common stock. We will not receive any proceeds from the sales by the Selling Stockholders.

The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933 (the “Securities Act”). The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all the expenses incident to the registration of the shares; however, we will not pay for sales commissions and other expenses applicable to the sale of the shares.

Our shares are listed on the OTC Bulletin Board under the symbol “ARXG.” On February 12, 2008 , the closing sale price for our common stock on the OTC Bulletin Board was U.S. $ 0.28 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _____,

__________________________________

You should rely only on the information contained in this prospectus or any supplement hereto. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

PROSPECTUS SUMMARY

This summary contains material information about us and the offering which is described in detail elsewhere in the prospectus.  Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Aurora Gold” refer to Aurora Gold Corporation, a Delaware corporation, and not to the Selling Stockholders.

Our Business

We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp." Initially formed for the purpose of engaging in the food preparation business, we redirected our business efforts in late 1995 following a change of control, which occurred on October 30, 1995, to the acquisition, exploration and, if warranted, the development of mineral mineralized material properties. We changed our name to “Aurora Gold Corporation” on August 20, 1996 to more fully reflect our mineralized material exploration business activities.

Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities.  Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.

Since 1996 we have acquired and disposed of a number of properties. We have not established reserves on any of the properties that we owned or in which we have or have had an interest.

We currently have interest in six (6) properties none of which contain any reserves. Please refer to “Description of Properties.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our exploration activities.

Our principal and technical office is located at Baarerstrasse 10, 1st Floor, Zug, 6300 Switzerland . The telephone number is (+41) 7887-96966 . We conduct our exploration and property acquisition activities through the Coolum Beach office.

Risk Associated With Our Business

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

In addition, due to our limited capital and mineralized materials, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to “Risk Factors”.

The Offering

On September 21, 2007 we concluded a private placement of 4,000,000 shares of our common stock, at a price of $0.20 per share or $800,000 in the aggregate; On August 9, 2007 we concluded a debt settlement agreement of 250,000 shares of our common stock, at a price of $0.20 per share or $50,000 in the aggregate; on July 27, 2007 we concluded a private placement of 5,000,000 shares of our common stock, at a price of $0.25 per share or $1,250,000 in the aggregate; on March 14, 2007 we concluded a private placement of 500,000 shares of our common stock, at a price of $0.50 per share or $250,000 in the aggregate; on December 29, 2006 we concluded a private placement of 1,000,000 shares of our common stock, at a price of $0.50 per share or $500,000 in the aggregate; all of the shares were acquired by the Selling Stockholders, none of whom are residents of the United States or Canada.

The shares were issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S as promulgated by the U.S. Securities and Exchange Commission.  As a condition to the consummation of the private placements, we agreed to register the shares that are the subject of this prospectus and to maintain such registration effective for a period of two years following the date of this prospectus.

Although we have agreed to pay the costs and expenses related to the preparation and filing of the registration statement of which this prospectus is part, we will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

The Selling Stockholders are offering an aggregate of 10,750,000 shares. These shares constitute approximately 19% of our issued and outstanding common stock. The Selling Stockholders holders will determine if, when, and how they will sell the common stock offered in this prospectus. Please refer to “Plan of Distribution.” The offering will conclude upon the earlier to occur of:

•	The sale of all of the 10,750,000 shares of common stock being offered;
•	The second anniversary date of the effective date of this prospectus; or
•	The earlier termination of the registration statement covering the shares being offered.

At February 12, 2008 we had 55,218,522 shares issued and outstanding, inclusive of the shares being offered by the Selling Stockholders. Our common stock is currently quoted on the FINRA’s Over the Counter Bulletin Board under the symbol “ARXG.” There is only a limited trading market for our common stock. Please refer to “Risk Factors” and to “Market for Common Equity and Related Stockholder Matters.”

Selected Financial Data

The following summary statement of operations and summary balance sheet data are derived from our consolidated financial statements for the years ended December 31, 2006 and 2005, and for the  nine month period ended September 30 , 2007, that were filed with the U.S. Securities and Exchange Commission on our Annual Reports Form 10-KSB or Form 10-QSB as applicable. This information should be read in conjunction with the audited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Balance Sheets
	September 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)	(Audited)	(Audited)
Cash	$371,495	$278,091	$164,189
Total Assets	$546,731	$423,471	$198,319
Total Liabilities	$1,214,452	$1,155,673	$32,588
Total Stockholders' Equity (deficiency)	$(667,721)	$(732,202)	$165,731
Accumulated deficit	$(12,578,008)	$(9,911,865)	$(4,448,010)

 Statements of Operation
	Nine Months Ended September 30, 2007 (Unaudited)	Year Ended December 31 , 2006 (Audited)	Year Ended December 31, 2005 (Audited)	From October 10, 1995(inception) to September 30, 2007 (Unaudited)
Revenue	$-	$-	$-	$-
Other Income (Loss)	$-	$(5,215)	$71,968	$(35,505)
Expenses	$2,666,143	$5,458,640	$529,239	$12,542,503
Net Loss for the Period	$(2,666,143)	$(5,463,855)	$(457,271)	$(12,578,008)

RISK FACTORS

You should carefully consider the risks described below before purchasing shares of our common stock.  Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.  You should acquire shares of our common stock only if you can afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS, PROPERTY AND INDUSTRY

We are an exploration stage company and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $ 12,578,008 for the period from our inception (September 10, 1995) through  September 30, 2007 and, based upon current plan of operation, we expect that we will incur losses for the foreseeable future.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to an exploration stage business enterprise, such as limited capital mineralized materials, lack of manpower, and possible cost overruns associated with our exploration programs. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the consolidated financial statements for the years ended December 31, 2006 and 2005 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

None of the properties in which we have an interest or the right to earn an interest have any known reserves.

We currently have an interest or the right to earn an interest in six properties, none of which have any reserves.  Based on our exploration activities through the date of this prospectus, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts.  If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

We have only completed the initial stages of exploration of our properties, and thus have no way to evaluate whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this prospectus.

We are subject to all the risks inherent to mineral exploration, which may have an adverse affect on our business operations.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

We are subject to the numerous risks and hazards inherent to the mining industry and resource exploration including, without limitation, the following:

•	interruptions caused by adverse weather conditions;

•	unforeseen limited sources of supplies resulting in shortages of materials, equipment and availability of experienced manpower.

The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

It is possible that our title for the properties in which we have an interest will be challenged by third parties.

We have not obtained title insurance for our properties.  It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may loose our interest in such properties.

Our failure to compete with our competitors in mineral exploration for financing, acquiring mining claims, and for qualified managerial and technical employees will cause our business operations to slow down or be suspended.

Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical mineralized materials than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

Compliance with environmental regulations applicable to our operations may adversely affect our capital liquidity.

All phases of our operations in Brazil and Canada, where our properties are located, will be subject to environmental regulations.  Environmental legislation in Brazil and Canada is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

Because we have not allocated any money for reclamation of any of our mining claims, we may be subject to fines if the mining claims are not restored to its original condition upon termination of our activities.

Our executive officers devote and will continue to devote only a limited amount of time to our business activities.

Mr. Pearl, our president and chief executive officer is engaged in other business activities and devotes only a limited amount of his time (approximately 50%) to our business.  As we expand our activities, a need for full time management may arise.  In such an event, should Mr. Pearl be unwilling to dedicate more of his time to our business or fail to hire additional personnel, our business and results of operations would suffer a material adverse effect.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other mineral mineralized material companies.

Messrs. Montgomery, Pearl and Richardson, who serve as our directors, may also be directors of other companies (including mineralized material exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral mineralized materials companies.  In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies.  Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on performance of our senior management.  In particular, our success depends on the continued efforts of Mr. Pearl. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise.  We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares.

There is only a limited trading market for our common stock on the FINRA’s over the counter bulletin board. This may make it more difficult for you to sell your stock if you so desire.

Our common stock is a penny stock and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market.  It may also cause fewer broker dealers to make a market in our stock.

Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Sales of a substantial number of shares of our common stock into the public market by the Selling Stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to approximately 19.47% of the issued and outstanding shares of our common stock. We have also previously registered 21,000,000 shares on behalf of other stockholders. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Future sales of shares by us may reduce the value of our stock.

If required, we will seek to raise additional capital through the sale of our common stock.  Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,” “could,” “expects,” "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements include statements about:

•	our market opportunity;
•	our strategies;
•	competition;
•	expected activities and expenditures as we pursue our business plan; and
•	the adequacy of our available cash mineralized materials.

These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans.  Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The accompanying information contained in this prospectus, including the information discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business and Property” identify important factors that could adversely affect actual results and performance.  All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders.  Although we will pay the costs and expenses incurred in connection with the preparation and filing of this prospectus, we will receive no proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted for trading on the OTC Bulletin Board under the symbol "ARXG" since December 5, 1996. The following table sets forth the high and low bid prices for the Common Stock for the calendar quarters indicated as reported by the FINRA OTC Bulletin Board for the last two years. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2008 – High	$0.51 (1)	-	-	-
2008 – Low	$0.25 (1)	-	-	-
2007 – High	$0.75	$0.61	$0.50	$0.40
2007 – Low	$0.54	$0.26	$0.26	$0.23
2006 – High	$2.10	$2.00	$1.20	$1.09
2006 – Low	$0.69	$0.77	$0.46	$0.60
2005 – High	$0.23	$0.12	$0.83	$0.73
2005 – Low	$0.09	$0.06	$0.06	$0.47
2004 – High	$0.51	$0.38	$0.31	$0.26
2004 – Low	$0.20	$0.24	$0.17	$0.15

Our stock is also quoted on the Frankfurt Exchange under the symbols “A4G.FSE,” and “A4G.ETR” and on the Berlin-Bremen Exchange under the symbol “A4G.BER”.

(1) The high and low bid prices for our Common Stock for the First Quarter of 2008 were for the period  January 1, 2008  to February 12, 2008.

On February 12, 2008 , the closing price of our common stock as reported on the over the counter bulletin board was $ 0.28 .  As of February 12, 2008 , we had 717 stockholders of record.

There are 2,300,000 shares reserved for issuance pursuant to options granted under the Company’s stock option plan.

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital mineralized materials for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our properties. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our properties. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us, or has an interest in any proceeding which is adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

We are a mineral exploration company engaged in the exploration for precious metals primarily in Brazil, South America. We maintain our principal, technical and property acquisition office in Coolum Beach, Queensland, Australia. Our telephone number is (+61 7) 5471-6370.

We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name “Chefs Acquisition Corp.” On August 20, 1996 we changed our name to Aurora Gold Corporation to more fully reflect our business operations.

Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities.  Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.  Since 1996 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we had an interest.

We initially had 10 properties under a  Memorandum of Understanding (“MOU”) or under option of which we currently have retained five (5) properties, São Domingos, São João, Piranhas, Comandante Araras, and Bigode in the Tapajos Gold Province, State of Pará, Brazil. With a total of approximately 54,613 hectares, we are the largest property holder in the region.

Between December 21, 2005 and May 26, 2006 we signed four MOUs covering the Piranhas, Branca de Neve, Bigode and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The MOUs provide us with a review period, ranging from two months to six months, to access the mineral potential of the properties.

Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto (since cancelled due to governmental land use management changes), Ouro Mil (option since relinquished), Santa Isabel (option since relinquished), São Domingos and São João mineral exploration licences located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil.

Access to all of the property areas in which we have an interest is by airstrips, rivers in season and the Trans Garimpeiro Highway.  Regional infrastructure to the property areas is serviced from our offices in the city of Itaituba and the field office located at the Sao Domingos property.

São Domingos

The São Domingos property covers an area of 6.100 hectares and is located approximately 250km south of the regional center of Itaituba and approximately 40 km North of our previous Santa Isabel property.

São João

The São João property area is located approximately 20km west of our São Domingos property and covers an area of approximately 5.160 hectares.

Santa Isabel – option since relinquished

The Santa Isabel Property lies in the southwestern region of the Tapajos Gold Province, Para State, Brazil and comprises an area of 3.650 hectares.

In March 2007 we decided not to follow up our preliminary exploration program on the Santa Isabel property and have decided not to exercise our option to acquire the property.

Novo Porto - option since relinquished

The Novo Porto property lies approximately 180km south of Itaituba and covered an area of approximately 6.600 hectares.  Due to changes in the Government land management the area that encompassed the Nova Porto project and our property interest was deemed to be in a non active commercial mining zone.

In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and have decided not to exercise our option to acquire the property.

Ouro Mil - option since relinquished

The Ouro Mil property is located approximately 20 km south of Santa Isabel property area and approx 300km South of Itaituba, and covers an area of 9.794 hectares.

In October 2006 we decided not to follow up our preliminary exploration program on the Ouro Mil property and have decided not to exercise our option to acquire the property.

Branca de Neve - option since relinquished

The Branca de Neve property adjoins our Piranhas property and is located approximately 50 km NE of our São Domingos property, and covers an area of approximately 2.210 hectares

Piranhas

The Piranhas property adjoins the South western boundary of our Branca de Neve property and covers an area of approximately 9.341 hectares.

Bigode

The 4.150 hectare Bigode property adjoins the southeast portion of our São Domingos property, and is approximately 30 km North of our Santa Isabel property.

Santa Lúcia - option since relinquished

The 1.600 hectare Santa Lúcia property is located 1,270 km SSW of the main regional centre of Itaituba.   The property is located 10 km south west of the Company’s Santa Isabel property.

Comandante Araras

The 2.750 hectare Comandante Arara property is located 10 km west of the Company’s São João property.

British Columbia, Canada

The 741 acre Kumealon limestone project is located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada.

Results of Operations

(1)	Nine Months Ended September 30, 2007 versus Nine Months Ended September 30, 2006

For the nine months ended September 30, 2007 we recorded a net loss of $ 2,666,143 (2006 net loss - $3,434,796) or $0.06 per share (2006 - $0.08). Included in the net loss for the nine months ended September 30, 2007 was stock option compensation expense of $454,295 (2006 - $0).

General and Administrative Expenses – For the nine months ended September 30, 2007 we recorded expenses of $1,052,169 (2006 - $471,534). This amount includes, professional fees - accounting $40,628 (2006 - $30,518) and legal $105,511 (2006 - $148,357).

Exploration expenditures - For the nine months ended September 30, 2007 we recorded exploration expenses of $1,613,974 (2006 - $2,963,262).

The following is a breakdown of our exploration expenses by area:

Property	Nine months Ended September 30 , 2007	Nine months Ended September 30, 2006
Brazil	$1,611,799	$2,961,017
Canada, Kumealon Property	$2,175	$2,245

Depreciation expense – For the nine months ended September 30, 2007 we recorded depreciation expense of $8,775 (2006 - $679).

(2)	Twelve Months Ended December 31, 2006 versus Twelve Months Ended December 31, 2005

For the year ended December 31, 2006 we recorded a loss of $5,463,855 or $0.13 per share, compared to a loss of $457,271 ($0.02 per share) in 2005.

General and Administrative Expenses – For the year ended December 31, 2006 we recorded general and administrative expenses of $668,111 (fiscal 2005 - $181,932). The fiscal 2006 amount includes $0 for property search and negotiation (fiscal 2005 - $39,797), professional fees - accounting $39,295 (fiscal 2005 - $404) and legal $248,071 (fiscal 2005 - $60,551).

Exploration expenditures - For the year ended December 31, 2006 we recorded exploration expenses of $4,790,529 compared to $347,307 in fiscal 2005.

The following is a breakdown of our exploration expenses by area:

Property	Year Ended December 31, 2006	Year Ended December 31, 2005
Brazil	$4,788,284	$345,271
Canada, Kumealon Property	$2,245	$2,036

Depreciation expense– For the year ended December 31, 2006 we recorded depreciation expense of $5,293 compared to $3,258 in fiscal 2005.

Capital and Liquidity

September 30, 2007 versus December 31, 2006

At September 30, 2007, we had cash of $371,495 (December 31, 2006 - $278,091) and a working capital deficiency of $790,917 (December 31, 2006 working capital deficiency - $835,003). Total liabilities as of September 30, 2007 were $1,214,452 as compared to $1,155,673 at December 31, 2006, an increase of $58,779.

In March 2007 we completed a private placement to a non-affiliated offshore investor of 500,000 common shares of the common stock of the Company for net proceeds of $250,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act.

In July 2007, 5,000,000 common shares were issued at $0.25 per share.  Of the 5,000,000 common shares, 2,000,000 shares were issued to settle loans of $500,000 and the remaining 3,000,000 shares were issued for cash proceeds of $750,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In August 2007, the Company entered into an agreement to issue 250,000 common shares at $0.20 per share in settlement of amounts owed to an individual for services performed valued at $50,000. The shares were not issued until subsequent to September 30, 2007 but given the agreement was entered into prior to September 30, 2007 the $50,000 is classified as common stock issuable. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2007 the Company completed a private placement to non-affiliated offshore investors of 4,000,000 common shares at $0.20 per share for net cash proceeds of $800,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). The shares were not issued until subsequent to September 30, 2007 since the proceeds for these shares were received prior to September 30, 2007 the total proceeds of $800,000 are classified as common stock issuable in stockholders’ equity on the condensed consolidated balance sheet as of September 30, 2007.

Plans for the Years 2007 and 2008

Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As discussed in note 1 to our unaudited September 30, 2007 consolidated financial statements, the Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and used cash of $ 2,353,755 from operating activities in 2007 through  September 30, 2007. The Company requires additional funds to meet its obligations and maintain its operations.  We do not have sufficient working capital to (i) pay our administrative and general operating expenses through December 31, 2007 and (ii) to conduct our preliminary exploration programs. Without cash flow from operations, we may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on our properties. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its properties, there is no assurance that any such activity will generate funds that will be available for operations.  Failure to obtain such additional financing may result in a reduction of our interest in certain properties or an actual foreclosure of its interest. We have no agreements or understandings with any person as to such additional financing.

Our exploration properties have not commenced commercial production and we have no history of earnings or cash flow from its operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its property, there is no assurance that any such activity will generate funds that will be available for operations.

We intend to raise additional funds through equity offerings and/or debt borrowing to meet our administrative/general operating expenses and to conduct work on our exploration property. There is, of course, no assurance that it will be able to do so.

We will concentrate our exploration activities on the Brazilian Tapajos properties and examine data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in Brazil, Canada and other South American countries. Additional employees will be hired on a consulting basis as required by the exploration properties.

Our exploration work program in 2007 and 2008 on the Brazilian Tapajos properties will entail surface mapping of geology, sampling of soils on a grid basis to delineate geochemical anomalies, stream sediment sampling, geophysical surveying and drilling.

We have set up a field operations center at the São Domingos property and intend to continue to focus our exploration activities on anomalies associated with the São Domingos Property.  We selected the São Domingos property based on its proximity to our other properties, and the logistics currently in place.  Access to São Domingos property is by light aircraft to a well-maintained strip, by road along the government maintained Trans Garimpeiro highway, and by boat along the multitude of waterways in the Amazon Basin.

We will continue to conduct exploration programs on our properties adjacent to the Sao Domingos property using the road and river access to the properties from the Sao Domingos field operations centre. Exploration on the São Domingos property will involve further mapping of the outcrop geology and soils from shafts of previous workers in order to confirm lithologies and structural trends noted from drilling and on government maps.  Currently, four anomalous areas on the Sao Domingos property have been identified from soil and rock chip sampling, at Atacadao, Esmeril, Fofoca and Cachoeira, and are currently scheduled for further investigation.

In late May, 2006 we continued the exploration of the Sao Domingos property with the initiation of a projected 5,000 metre diamond-drilling program.  Drilling targeted various soil anomalies and lithogical trends outlined by mapping and sampling of out cropping rocks.  Drilling tested areas around the Atacadau gold occurrence, the Esmeril occurrence and Fofoaca area.  These areas have been the focus of both alluvial and relatively shallow underground hard rock (oxidized) mining.  The lithology is porphyritic Pararui granite containing stockwork quartz veins. Limited historical underground production was carried out via shafts sunk in the oxidized material peripheral to the dominant quartz veins.  No dewatering was utilized and generally mining ceased, as water became a problem.

Drilling completed during 2006 resulted in a volume of mineralized material which was calculated on the first 17 drill holes targeting high grade gold in quartz veins and altered host rocks. Drill hole line spacing of 40m was used in the initial appraisal.  The initial calculation resulted in a volume of mineralized material containing approximately 60,000 ounces of gold at 2.4 g/t.

After reviewing the geology and grade continuity from previous drilling on the Mineralized material at the Sao Domingos-Molly project, the Company initiated drilling during July 2007 to test target extensions of the current mineralized material as well as to infill current drilling to increase the confidence levels.

Currently the mineralized material still remains open along strike in both directions and at depth. Aurora will continue to evaluate the potential, and is confident that Molly could evolve along strike and link up with other noted targets further along strike. A geophysical survey is planned for later in the year to test the strike continuity of the Molly mineralized structure.

Exploration on the Sao Joao, and the adjoining Comm Ararras properties during early 2007 included trenching and mapping.  Sample results of a trench on the main vein resulted in 80m at 30.94 g/t gold. Recent sampling and mapping has shown this vein system to be extensive and a series of other veins have been located and sampled.  Drilling is scheduled to follow up the main vein during the 4th Quarter of 2007.

The Bigode project has returned significant gold assay results and is also scheduled for drilling on completion of drill testing at Sao Joao. We will also continue to evaluate the, Piranhas, Branca de Neve, and Santa Lucia properties through ongoing geochem programs and by mapping and sampling.

Exploration at Bigode is scheduled to continue and will involve mapping and drill target generation for testing in the future.

We are not planning to do any exploration work on the British Columbia Kumealon limestone property in 2007 and 2008.

Application of Critical Accounting Policies

The accounting policies and methods we utilize in the preparation of our consolidated financial statements determine how we report our financial condition and results of operations and may require our management to make estimates or rely on assumptions about matters that are inherently uncertain. Our accounting policies are described in note 2 to our December 31, 2006 consolidated financial statements. Our accounting policies relating to mineral property and exploration costs and depreciation and amortization of property, plant and equipment are critical accounting policies that are subject to estimates and assumptions regarding future activities.

Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method.  Equipment is recorded at cost.  Depreciation is provided over the following useful lives:  vehicles 10 years and office equipment, furniture and fixtures 2 to 5 years.

Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at December 31, 2006 and 2005, the Company did not have proven reserves.

Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

Costs  related  to  site  restoration  programs  are  accrued over the life  of  the  project.

US GAAP requires us to consider at the end of each accounting period whether or not there has been an impairment of the capitalized property, plant and equipment. This assessment is based on whether factors that may indicate the need for a write-down are present. If we determine there has been an impairment, then we would be required to write-down the recorded value of its property, plant and equipment costs which would reduce our earnings and net assets.

Off-balance Sheet Arrangements and Contractual Obligations

We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital mineralized materials that have not been disclosed in our financial statements.

Qualitative and Quantitative Disclosures About Market Risk

Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and US Treasury obligations, with the effective duration of the portfolio within one year which we believe are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

We conduct exploration activities from our principal and technical office in Coolum Beach, Queensland, Australia.  These offices are provided to us on a rent free, month to month basis by Lars Pearl, one of our directors. We believe that these offices are adequate for our purposes and operations.

Our strategy is to concentrate our efforts on: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

We are currently concentrating our property exploration activities in Brazil and Canada. We are also examining data relating to the potential acquisition of other exploration properties in Latin America, South America.

Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines.  There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors. Please refer to “Risk Factors.”

We currently have an interest in five (5) projects located in Tapajos gold province in Para State, Brazil and one property located in British Columbia, Canada.  We have conducted only preliminary exploration activities to date and may discontinue such activities and dispose of the properties if further exploration work is not warranted.

Figure 1.       Brazil, South America

Brazil
International Boundary
District Boundary
Road
River
National Capital
District Capital
Major City
0 200 400 KM
0 200 400 Miles
NORTH ATLANTIC OCEAN
SOUTH ATLANTIC OCEAN
SOUTH PACIFIC OCEAN
Equator
Santa Marta
Maracaibo
Caracas
Barcelona
Port-of-Spain
Barquisimeto
Valencia
Maturin
Cucuta
San Cristobal
Bucaramango
Ciudad Bolivar
VENEZUELA
Georgetown
New Amsterdam
GUYANA
Paramaribo
SURINAME
Cayenne
FRENCH GUIANA (FR.)
Oiapoque
Puerto Carreno
Santa Elena de Uairen
Bogota
COLUMBIA
Rio Orinoco
Boa Vista
Macapa
Rio Negro
Belem
Sao Luis
Parnaiba
Fortaleza
Manaus
Amazon
Santarem
Altamira
Careiro
Iquitos
Leticia
Benjamin Constant
Itaituba
Teresina
Maraba
Carajas
Natal
Rio Madeira
Araguaina
Joao Pessoa
Rio Purus
Picos
Salgueiro
Recife
Cruzeiro do Sul
Humaita
Boca do Acre
Porto Velho
Cachimbo
Juazeiro
Maceio
Rio Branco
Palmas
Assis Brasil
Guajara-Mirim
Guayaramerin
Rio Juruena
Rio Teles Pires
Rio Araguaia
Inapari
PERU
Aracaju
Barreiras
Rio Sao Francisco
Rio Xingu
Quillabamba
Salvador
Cusco
Rio Beni
Rio Mamore
BOLIVIA
Vitoria da Conquista
Ilheus
Cuiaba
Brasilia
Arequipa
Caceres
Rondonopolis
La Paz
Goiania
Matarani
Cochabamba
Santa Cruz
Ilo
Tacna
Oruro
Puerto Suarez
Corumba
Uberlandia
Arica
Sucre
Potosi
Belo Horizonte
Santa Fe do Sul
Iquique
Campo Grande
Vitoria
Panorama
Pedro Juan Caballero
Ponta Pora
PARAGUAY
Sao Paulo
Rio de Janeiro
Santos
Antofagasta
CHILE
Salta
Asuncion
Ciudad del Este
Foz do Iguacu
Curitiba
Sao Francisco do Sul
San Miguel de Tucuman
Resistencia
Florianopolis
ARGENTINA
Rio Parana
Santa Maria
Porto Alegre
Cordoba
Santa Fe
URUGUAY
Rio Grande
Mendoza
Rosario
Valparaiso
Santiago
Colonia
Buenos Aires
Montevideo
La Plata
Concepcion
Mar del Plata
Bahia Bianca

Tapajos Basin –project areas

Figure 2. Brazil property maps on geology

Brazil property maps on geology (produced from the Projeto Especial Provincia Mineral Do Tapajos Carta Geologica , CRPM Servico Geologice do Brazil 2000)

Properties

Between December 21, 2005 and May 26, 2006 we signed four MOUs covering the Piranhas, Branca de Neve, Bigode and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The MOUs provided us with a review period, ranging from two months to six months, to access the mineral potential of the properties.

Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, São Domingos and São João mineral exploration licenses located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil.

Brazil

Memorandum of Understandings, Option Agreements and Property descriptions:

Piranhas

Location and access

The project is located in the mid section of the Tapajos gold province of northern Brazil, in the state of Para.  Access is by light aircraft from the regional centre of Itaituba, where the company maintains a small administration centre.  Further access is by unsealed roads that lead from the regional maintained though unsealed Trans Garimpeiro Highway, which links to all national highways.

Tenure

The project covers an area of 9.341 hectares and was granted in 1993 and 1996 as exploration license number 855.892/1996 to 856.289/1996(Block 1) and 853.597 to 853.638/1993 (Block 2) by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in April 2010.

Memorandum of Understanding

The Piranhas MOU provides us with a 180 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the Assignment and transfer of the mineral rights.

Option Agreement

 The terms of the Piranhas option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows:

June 30, 2006	– USD $30,000 (paid)
July 21, 2006	– USD $70,000 (paid and cancelled Block 1);
July 21, 2007	– USD $120,000 (advanced R$10,000 in September 2007);
July 21, 2008	– USD $180,000;
July 21, 2009	– USD $1,600,000
Total of USD $2,000,000.

The vendor will have a 1.5% Net Smelter Royalty. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The property is located within the Parauari Intrusive Suite.  Limited lithological inspection has shown the area to host mineralized quartz veins.  The dominant North and NNW structures are thought to represent relicts of the original mineralizing event.  The property is located approx 50 km east of the Brazauro mineralized materials Corporation’s Tocantinzinho property.

Branca de Neve

Location and access

The Branca de Neve project is located in mid section of the Tapajos Gold Province and is accessed by light aircraft for Itaituba and from unsealed 4WD access from the adjoining Piranhas property.  The Transgarimpeiro highway passes to the south of the property and provides seasonal heavy vehicle access.

Tenure

The project covers an area of 2.210 hectares and was granted in 2006 as exploration license number 850.118/2006 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2010. The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity

Memorandum of Understanding

The Branca de Neve MOU provides us with a review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendor for the assignment and transfer of the mineral rights.

Option Agreement

The terms of the Branca de Neve option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branca de Neve property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows:

April 28, 2006	– R$35,000[1] (paid) (approximately USD $19,975 at 10/31/2007)
October 25, 2006	– R$35,000 (paid) (approximately USD $19,975 at 10/31/2007)
April 25, 2007	– R$35,000 (approximately USD $19,975 at 10/31/2007) (paid R$5,000 which is approximately USD $2,853 at 10/31/2007 and cancelled option agreement);
October 25, 2007	– R$35,000 (approximately USD $19,975 at 10/31/2007);
April 25, 2008	– R$35,000 (approximately USD $19,975 at 10/31/2007);
October 25, 2008	– R$35,000 (approximately USD $19,975 at 10/31/2007);
April 25, 2009	– R$35,000 (approximately USD $19,975 at 10/31/2007);
April 25, 2009	– R$500,000 (approximately USD $285,350 at 10/31/2007)
Total of R$745,000 (approximately USD $385,222 at 10/31/2007)

The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

The option agreement has been cancelled.

Geology

Locally the Branca de Neve property geology is set in the highly prospective Pararui Granite Intrusive suite and has a series of brittle deformation events.  North South trending regional faults dominate the property and are considered to be related to the North West trending regional structures noted in this area of the Tapajos, which extend from the São Domingos property.  We have completed limited soil sampling and rock chip exploration and intend to conduct further exploration in the near future.  We are currently focusing on other projects which have a higher current ranking.

Bigode

Location and access

The Bigode project is located in the mid east of the Tapajos Gold province and adjoins to the south east with the Company’s primary project at Sao Domingo.  Access is by light aircraft to the small township at Sao Domingo and then by 4WD 5km to the target area.

Tenure

The project covers an area of 4.150 hectares and was granted in 1997 as exploration license number 751.228/1997 to 751.237/1997 and 755.311/1997 to 755.416/1997 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

____________________
 1“Reals” is the Brazilian currency. On October 31, 2007 the exchange rate was  1 Real equaled 0.57070 US dollar;

Memorandum of Understanding

The Bigode MOU provides us with a 180 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

Option Agreement

 The terms of the Bigode option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Bigode property mineral rights via structured cash payments.

The total option agreement payments for the license are structured as follows:

October 30, 2006	– USD $60,000 (paid);
October 30, 2007	– USD $80,000 (paid R$50,000, USD $53,118.28 to be paid January 30, 2008);
October 30, 2008	– USD $90,000;
October 30, 2009	– USD $100,000;
October 30, 2010	– USD $1,000,000
Total of USD $1,330,000.

The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of USD$500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The property is located within the highly prospective Parauari Intrusive Suite, which is the host of several gold deposits and showings within the Southern Tapajos.  Limited lithological inspection has shown the area is host to mineralized quartz veins.   Similar to the Sao Domingos property, the dominant North and NNW structures are thought to represent relicts of the original mineralising event. Preliminary investigation of the property area has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Granite Suites.

We conducted an initial rock chip sampling program over an area recently being excavated for free gold in alluvial systems and the weathered granitic overburden via water canon and sluice.  The sample results demonstrate that the quartz vein systems are highly mineralized and can be traced across the river valley for at least 200m. We are confident the quartz vein systems are part of a much more extensive mineralized system and are currently planning to continue mapping and sampling.

Santa Lúcia

Location and access

Access to the property area is by light aircraft direct to the property or by river utilizing the Surubim River, a tributary of the Tapajos, which connects to the Amazon and to all major ports and the seaport of Belem.  Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

Tenure

The project covers an area of 1.600 hectares and was granted in 1993 as exploration license number 854.001/1993 to 854.032/1993 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2102.

Memorandum of Understanding

The Santa Lúcia MOU provides us with a 90 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

Option Agreement

The terms of the Santa Lúcia option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lúcia property mineral rights via structured cash payments.

The total option agreement payments for the license are structured as follows:

September 1, 2006	– USD $20,000 (paid and cancelled option agreement);
March 1, 2007	– USD $50,000;
March 1, 2008	– USD $60,000;
March 1, 2009	– USD $70,000;
September 1, 2009	– USD $500,000
Total of USD $700,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due. The option agreement was cancelled.

Geology

Granites of the Pararui Intrusive Suite, long known to host significant precious metal mineralisation, dominate the local geology, with occasional later granitic stocks of the Maloquinha intrusive suite.  Sub vertical mineralized quartz veins with widths from 20 cm to 60 cm strike between 310 and 330, mimicking the regional structural trend.  Recent samples of these veins assayed between 17 and 25.9 g/t Gold.

Previous work on the project is limited to alluvial mining of the tributaries of the Surubim, and many areas of primary mineralization of pyrite associated with gold have been uncovered as a result.

The Surubim River Valley, connecting the Santa Lúcia and Santa Isabel properties, was the focus of intense alluvial mining with an estimated 200,000 m3 of alluvial material grading greater than 1g/t, with material near the Santa Isabel border grading up to 3g/t.  These figures are more than triple the grades generally mined by artisanal methods in the Tapajos, suggesting a high-grade proximal source.  Aurora Gold is confident that drilling will reveal large high-grade vein type gold deposits, along with economic deposits hosted within the saprolite.

Novo Porto

Location and access

The Nova Porto property was located in the north eastern area of the Southern Tapajos Gold Province.  Access to the property area is by light aircraft direct to the property or by river via tributaries of the Tapajos River.  Further access is available on unsealed seasonal roads.

Tenure

The project covered an area of 6.600 hectares.  The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity.  We have since not carried on our commitments to the property.

Option Agreement

 The Novo Porto option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto property mineral rights via structured cash payments.

The total option agreement payments for the licence are structured as follows:

December 25, 2005	– USD $2,500 (paid);
January 15, 2006	– USD $10,000 (paid);
May 30, 2006	– USD $37,500;
May 30, 2007	– USD $50,000;
May 30, 2008	– USD $75,000;
May 30, 2009	– USD $1,850,000
Total of USD $2,025,000.

The agreement was not formally executed until 2006 and the initial payment of $2,500 due December 25, 2005 was not paid until 2006. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and have decided not to exercise our option to acquire the property and the option agreement was cancelled.

Geology

The Novo Porto property, as noted on the CPRM (Servico Geologico Do Brazil) 1:250,000 geology maps, as a large alluvial area, which has produced gold over an unknown period.  These alluvial workings lie in a NW trending river valley formed on the faulted contact between the Pararui Intrusive Suite to the west and the later Maloquinha Intrusive Suite to the west.  Else where in the region the Pararui Intrusive Suite is host to many other gold deposits.

Ouro Mil

Location and access

The Ouro Mil property is located in the south western area of the Southern Tapajos Gold Province.  Access to the property area is by light aircraft direct to the property or by river via the Surubim River which forms one of the tributaries of the Tapajos River.  Further access is available on unsealed seasonal roads.

Tenure

The project covers an area of 9.794 hectares and was granted in 1995 and 2006 as exploration license number 850.011/2006 and 851.867/1995 to 851.921/1995 and 851.252/1995 to 851.265/1995 and 851.273/1995 to 851.276/1995 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012. The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity.  We have since not carried on our commitments to the property.

Option Agreement

The Ouro Mil option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil property mineral rights via structured cash payments.

The total option agreement payments for the license are structured as follows:

January 20, 2006	– USD $30,000 (paid);
July20 2006	– USD $70,000 (paid R$15,000, approximately USD $6,849 and terminated option agreement);
July 20, 2007	-- USD $120,000;
July 20, 2008	– USD $180,000;
July 20, 2009	– USD $1,500,000
Total of USD $1,900,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000.The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

In October 2006 we decided not to follow up our preliminary exploration program on the Ouro Mil property and have decided not to exercise our option to acquire the property and cancelled the option agreement.

Geology

The Ouro Mil property is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area.  The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Pararui Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

Previous mining at Ouro Mil property, via water canon and a sluice of surficial oxides, recovered 600kg of gold.  The area is dominated by a quartz vein stock work system in weathered porphyritic granite.  A moderately to well-developed laterite profile exists and is exposed in previous mining areas around the property.

Santa Isabel

Location and access

The Santa Isabel property is located in the mid southern area of the Southern Tapajos gold province.  The Santa Isabel property area is accessed by a private airstrip, and seasonal boat access via a tributary of the Rio Nova, which eventually empties into the Tapajos River.  Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

Tenure

The project covers an area of 3.650 hectares and was granted in 1994 and 1997 as exploration license number 850.624/1994 to 850.666/1994 and 854.717/1997 to 854.738/1997 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Option Agreement

The Santa Isabel option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel property mineral rights via structured cash payments.

 The total option agreement payments for the license are structured as follows:

February 7, 2006	– USD $25,000 (paid);
July 21, 2006	– USD $60,000 (paid);
Option agreement cancelled
July 21, 2007	– USD $80,000;
July 21, 2008	– USD $100,000;
July 21, 2009	– USD $1,500,000
 Total of USD $1,765,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

In March 2007 we decided not to follow up our preliminary exploration program on the Santa Isabel property and have decided not to exercise our option to acquire the property and the option agreement was cancelled.

Geology

The property area is located approximately 50 km south of the São Domingos property area.  The principal property area is situated within the Pararui Intrusive Suite.  To the immediate west the Pararui Suite is in faulted contact with the later Maloquinha Intrusive Suite, and the Maloquinha Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west.  The Pararui Suite and the Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits and occurrences within the Tapajos gold Province.

The property area is dominated by a series of regional N to NNW trending regional faults, and these orientations are also noted at mine scale as seen in the mineralized quartz veins within the property area.

Historically the Santa Isabel property focused mining activities on the alluvial deposits within the many tributaries, and progressed to include saprolite host rock and out cropping quartz veins.

São Domingos

Location and access

The Sao Domingos property lies in the Tapajos Province of Para State, Brazil. It is situated approximately 250 km SE of Itaituba, the regional centre, and includes an area of nearly   8000 ha.  Small aircraft service Itaituba daily and on this occasion flights were sourced via Manaus. Access from Itaituba to site is by small aircraft or unsealed road of average to poor quality. The road is subject to seasonal closures and as the visit was at the end of the ‘wet’ season site access was granted via light aircraft utilizing the local airstrip.

Tenure

The project covers an area of 6.100 hectares and was granted in 1995 as exploration license number 859.587/1995 and 850.990/1995 to 851.019/1995 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Option Agreement

The São Domingos option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São Domingos property mineral rights via structured cash payments.

 The total option agreement payments for the license are structured as follows:

February 7, 2006	– USD $40,500 (paid);
July 30, 2006	– USD $67,500 (paid);
July 30, 2007	– USD $112,500 (to be paid on transference of license to us);
July 30, 2008	– USD $139,500;
December 30, 2008	– USD $675,000
Total of USD $1,035,000.

The vendor will have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals of the equivalent of USD $500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The geology of the Sao Domingos property is predominantly composed of paleo-proterozoic Parauari Granites that play host to a number of gold deposits in the Tapajos Basin. Typical Granites of the younger Maloquinha Intrusive Suite have been noticed in the vicinity of Molly Gold Target, and basic rocks considered to be part of the mesoproterozoic Cachoeira Seca Intrusive Suite occur around the Esmeril target area.

The São Domingos property was a previous large alluvial operation, and the property area covers numerous areas of workings. The Company has outlined four (4) prime targets, Atacadao, Esmeril, Molly Gold Target and Cachoeira for the São Domingos drilling project.  All targets are located around a series of regional brittle and ductile structures trending NW, NE and NNW within the Parauari Intrusive Suite and adjacent to the later Cachoelra (Gabbroic) Intrusive Suite.  The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province.  This area has also previously been the focus of large-scale alluvial workings.

Preliminary investigation of all four (4) target areas has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Granite Suites.

The Atacadao area is an alluvial system and is the result of gold being shed from the surrounding granitic topographic highs.  These hills are part of the Pararui Intrusive Suite, and locally contain well-developed mineralized stock work quartz veins.  Numerous production shafts are located on the flanks of the hills, trending along a major property scale east/west fault and we are confident of the potential for further mineralisation at depth. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite with well-developed stock work quartz.  Initial inspection of the quartz veins showed them to be clearly mineralized and final results of initial sampling confirmed high grades of gold, up to 42.56g/t Gold with 20g/t silver within the quartz stock works.  Locally, previous shallow, up to 10 meter production shafts focused on an E-W sub-vertical, project scale brittle structure, which can be traced for several hundreds of meters, and is thought to link up to the high grade occurrences at the Molly Gold Target project a distance of approximately 5 km.

Esmeril was the centre of recent mining activity targeting the highly oxidised fraction of the porphyritic host rock.   The stockwork veins, exposed by previous workers, show boxwork and fresh sulphides and generally associated with ferruginous staining of both the veins and the enclosing country rock.

The Molly Gold Target area was also the centre of a large-scale development of both the alluvials and oxidised host rocks, using the common water canon and sluice method.  This area is also located on an East - West structure and further investigations are underway to test if this structure forms part of the East - West system leading from Atacadao giving a strike potential of several km.  Property scale dominant structures are all generally East -West.

Within the project area the main structures strike NE-SW to E-W. Nearly all documented quartz veins and vein rock zones run parallel to this general tectonic trend suggesting the mineralisation is frequently related to the fracturing of the host rocks. Gold, silver, sphalerite, galena, pyrite, chalcopyrite, millerite, malachite and azurite are common minerals found within the rocks of the project area.

The Molly Gold Target lies NNE of Sao Domingos. It consists of a water filled pit that was created by artisanal miners exploiting an E-W striking qtz vein and adjacent stockwork system. Water ingress and poor wall stability have beaten local miners and mining has ceased except for the re-washing of old stockpiles. For this reason no in-situ samples of vein rocks and alteration envelopes could be taken. Mineralized rocks of Molly Gold Target are also anomalous in copper and oxidised specimens show abundant azurite and malachite. Stockpile rock and tailings samples have yielded gold grades ranging from 2 g/t to 20 g/t.

Diamond drilling has defined an E-W striking qtz vein over approximately 300m strike length. It appears that this structure, which is in the order of 0.5 to 1m wide and hosted within the Parauari Granites, is the core of the mineralized zone at Molly Gold Target. Around the ‘high grade’ core of qtz veining associated sulphides and weakly developed stockwork is a ‘low grade’ alteration halo at Molly Gold Target the degree of mineralization seems to be a direct function of vein intensity and as the stockwork is poorly developed the associated mineralization is extremely variable.

São João

The Sao Joao property is located in the central portion of the Southern Tapajos basin and is accessed by light aircraft from the regional centre of Itaituba.  Access is also possible by unsealed roads linking up to the Transgarimpeiro highway and by a purpose cut heavy vehicle access track linking Sao Joao to the exploration centre at the primary project at Sao Domingo.

Tenure

The project covers an area of 5.160 hectares and was granted in 1994 and 2005 as exploration license number 851.533/1994 to 851.592/1994 and 850.091/2005 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2010.

Option Agreement

The São João option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São João property mineral rights via structured cash payments.

The total option agreement payments for the license are structured as follows:

February 7, 2006	– USD $20,000 (paid);
September 12, 2006	– USD $25,000 (paid);
September 12, 2007	– USD $60,000 (paid);
September 12, 2008	– USD $80,000;
September 12, 2009	– USD $1,250,000
Total of USD $1,435,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The prime targets for the São João property are located around and on the intersection of regional NW and NNW faults within the Pararui Intrusive Suite and this area has been the focus of large-scale alluvial workings.  The Pararui Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province. We conducted a rock chip program over an area currently being excavated for gold in quartz systems via shallow underground workings.  The sample results have demonstrated that the quartz vein systems are highly mineralized and considered continuous for at least 200m.  We are confident that the quartz vein systems are much more extensive and are currently planning to increase the sample density of rock and soil sampling over, and adjacent to, the current workings to locate further mineralized vein systems, and to drill test their depth extensions in the near future.

Previous mining activity over a number of years focused on the alluvial deposits within its many tributaries, and has now progressed to include the saprolite host rock and out cropping quartz veins.

Comandante Araras

Location and access

The Comandante Araras property is located in the central portion of the Southern Tapajos basin and is accessed by light aircraft from the regional centre of Itaituba.  The project adjoins the Sao Joao project to the south east.  Access is also possible by unsealed roads linking up to the Transgarimpeiro highway and by a purpose cut heavy vehicle access track linking Sao Joao to the exploration centre at the primary project at Sao Domingo.

Tenure

The project covers an area of 2.750 hectares and was granted in 1993 as exploration license number 853.785/1993 to 853.839/1993 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Option Agreement

The total option agreement payments for the license are structured as follows:

November 01, 2006	– R$ 20.000,00 (paid) (approximately USD $11,414 at 10/31/2007);
November 15, 2006	– R$ 40.000,00 (paid) (approximately USD $22,828 at 10/31/2007);
December 15, 2006	– R$ 40.000,00 (paid) (approximately USD $22,828 at 10/31/2007);
January 15, 2007	– R$ 40.000,00 (paid) (approximately USD $22,828 at 10/31/2007);
March 15, 2007	– R$ 25.000,00 (paid) (approximately USD $14,267 at 10/31/2007);
July 15, 2008	– USD $60,000
July 15, 2009	– USD $70,000
July 15, 2010	– USD $500,000
TOTAL – R$165,000 and USD $630,000

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The geology of the Comandante Araras property is dominated by two regional faults in the Parauari granite that strike North west in the northern half of the property and South east in the southern part of the property.  The project was selected based on the potential trends of mineralisation striking towards Comm Araras from the Sao Joao project.  Exploration will focus on trend noted on Sao Joao during the 2008 exploration season.

British Columbia, Canada

Kumealon

Location and access

In February 1999, we acquired, by staking, a high grade limestone property three (3) square kilometres (741 acres) located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada.

This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. This property has no known reserves.

We have conducted only preliminary exploration activities on these properties. None of the foregoing properties contain any known reserves.

MANAGEMENT

The following table and text set forth the names and ages of all directors and executive officers of our company as of February 12, 2008 . All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by our company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name and Address	Age and Position

Michael E Montgomery 100 Lewis Street Lamington, Western Australia, 6430 Australia	Age 42, Director since 27 April 2007.

Lars M. Pearl 1 Edith Place, Coolum Beach Queensland, 4573 Australia	Age 46, President, CEO and Director since 27 April 2007.

A. Cameron Richardson 2 – 238 West 4th Street, North Vancouver, B.C., Canada V7M 1H7	Age 54, CFO and Director (May 4, 2001 to present); Secretary (April 1998 to present).

The following is a description of the employment history for each of our directors and officers for the last five years:

Michael Montgomery, 42, has been the Senior Geologist with Kalgoorlie Consolidated Gold Mines from February 2006 to present; he served as the Senior Mine Geologist with Gold Fields Australia Ltd. from July 2004 to February 2006; he was a contract Senior Geologist with Haoma Mining (April to July 2004); he was a senior Mine Geologist with Mount Gibson Mining (October 2003 to April 2004); he was a senior Mine Geologist with Consolidated Minerals (May 2001 to October 2004). Mr. Montgomery was a geological consultant to various resource companies from 1989 to 2001.  Mr. Montgomery was appointed to the Board on April 27, 2007 in order to fill the vacancy created by the resignation of Antonino Cacace as a director.

Lars Pearl, 46, President, Director and Chief Executive Officer of Cigma Metals Corporation (2004 to present); Mr. Pearl has been self employed as a geological consultant from 1993 to 2004.  Mr Pearl has spent over 10 years as a geological consultant to projects in Australia, Tanzania, Russia, Kazakhstan, Peru, Colombia and Ecuador.  During the last 5 years Mr Pearl was acting as a consultant geologist to various companies, including Aurora Gold Corporation in Australia, Brazil and Tanzania before joining the board of Aurora Gold Corporation in April 2007.  Mr Pearl devotes approximately 50% of his time dealing with the affairs of Aurora Gold.  Mr Pearl is also a director of Cigma Metals Corporation that is currently exploring in Kazakhstan.

Cameron Richardson, 54, has served as the Chief Financial Officer of Aurora Gold Corporation since April 1998, Chief Accounting Officer since June 1997 and, Secretary since April 1998. He served as president from May 4, 2001 to February 27, 2006. Mr. Richardson also serves as a Director, President, Chief Financial Officer and Secretary of Aurora Metals (BVI) Limited; as the   Secretary of Eurasia Gold Fields, Inc,; as a Director of La Plata Gold Corporation; as the Secretary of Soil Biogenics, Inc.; Mr. Richardson held accounting positions with and was a consultant to, various Canadian resource companies from 1981 to 1997.

There are no family relationships between any of the directors or executive officers. No director or executive officer has been involved in legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

Mr. Antonino Cacace resigned as a director of the Company on April 20, 2007 after serving as a director since 1995.

During the past five years none of our directors, executive officers, promoters or control persons has been:

(a)
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Compliance with Section 16(a) Of the Exchange Act

Based on information provided to the Company, it is believed that all of the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the last fiscal year. During the year ended December 31, 2006, all of the Company’s directors, executive officers and Company’s common stock were in compliance with section 16(a) of the Exchange Act of 1934.

Directors

Our Board of directors consists of three members. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Committees

During the years ended December 31, 2006 and 2005 and the subsequent period to February 12, 2008 our entire board of directors acted as our Executive, Audit, Compensation and Benefits and Nominating and Corporate Governance Committees.

Compensation of Officer-Directors

During the  nine months ended  September 30, 2007 we paid Consulting Fees of $ 185,520 ( September 30, 2006 - $ 31,778 ) to directors of the Company and its subsidiary for their services as officers of the Company. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

Standard Arrangements

During the  nine months ended  September 30, 2007 we paid non-officer directors $ 30,582 ( nine months ended  September 30, 2006 - $0, year ended December 31, 2006 - $0 and year ended December 31, 2005 - $0) in consulting fees. We reimburse our directors for reasonable expenses incurred by them in attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the named executive officers for each of the registrant's last two completed fiscal year:

		Annual Compensation			Long-Term Compensation
					Awards		Payments
Name And Principal Position (a)	Year (b)	Salary ($) (c)	Bonuses ($) (d)	Other Annual Compensation ($) (e)	Restricted Stock Award(s) ($) (f)	Securities Underlying Options/ SARs (#) (g)	LTIP Payouts ($) (h)	All other Compensation ($) (i)
Lars M. Pearl (1)	2006	-0-	-0-	-0-	None	None	None	-0-
President, CEO and	2005	-0-	-0-	-0-	None	None	None	-0-
Director

Klaus P. Eckhof (1)	2006	-0-	-0-	22,937	None	None	None	-0-
President, CEO and	2005	-0-	-0-	7,682	None	None	None	-0-
Director

Hans Biener	2006	-0-	-0-	31,586	None	None	None	-0-
Director of subsidiary	2005	-0-	-0-	-0-	None	None	None	-0-

Cameron Richardson	2006	-0-	-0-	13,065	None	None	None	-0-
Secretary, CFO and Director	2005	-0-	-0-	2,728	None	None	None	-0-

(1)       Klaus Eckhof resigned as President, CEO and Director on April 27, 2007. Lars Pearl became President, CEO and a Director on April 27, 2007.

None of our officers or directors is a party to an employment agreement with us.

Options/SAR Grants Table

We awarded no stock purchase options, or any other rights, to any of our directors or officers during the years ended December 31, 2006 and 2005.

On August 6, 2007, we awarded 2,300,000 stock purchase options to directors, officers and employees at $0.26 per share. The term of these options is five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012. The stock purchase options are fully vested on the date of grant.

A summary of the options granted is as follows:

Optionee	Number of Shares Subject to Option	Exercise Price	Expiry Date
Thomas Bartel	100,000	$0.26 per share	August 6, 2012
Hans W. Biener	500,000	$0.26 per share	August 6, 2012
Michael Montgomery	500,000	$0.26 per share	August 6, 2012
Lars Pearl	1,000,000	$0.26 per share	August 6, 2012
Cameron Richardson	200,000	$0.26 per share	August 6, 2012
Total:	2,300,000

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

At September 30, 2007 we had 2,300,000 stock purchase options outstanding. We had no stock purchase options outstanding at December 31, 2006 and 2005.

At no time during the last completed fiscal year did we, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 12, 2008 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of the our directors and officers; and (iii) all of our directors and officers as a group.  As at February 12, 2008 there were 55,218,522 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class
Klaus P. Eckhof 30 Ledgar Road, Balcatta, Western Australia, 6021 Australia	5,500,000 (1)	9.96%
Carrington International Limited Suite 2402 – Bank of America Tower, 12 Harcourt Road, Hong Kong	3,219,697 (2)	5.83%
Officers and Directors
Michael E Montgomery 100 Lewis Street Lamington, Western Australia, 6430 Australia	500,000 (3)	*
Lars M. Pearl 1 Edith Place, Coolum Beach Queensland, 4573 Australia	1,200,000 (4)	2.13%
A. Cameron Richardson 2 – 238 West 4th Street, North Vancouver, B.C., Canada V7M 1H7	200,000 (5)	*
Officers and directors (3 persons)	1,900,000	3.34%

*     less than 1%

(1)	Does not include the 1,000,000 shares owned by Iguana Resources Pty Ltd (Eckhof Superfund). Klaus P. Eckhof is the beneficial owner of Iguana Resources Pty Ltd (Eckhof Superfund).

(2)	Does not include the 500,000 shares owned by Georg Schnura, the beneficial owner of Carrington International Limited.

(3)
Michael E. Montgomery was awarded 500,000 stock purchase options on August 6, 2007. The stock purchase options are exercisable at $0.26 per share and have a term of five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012.

(4)
Lars Pearl was awarded 1,000,000 stock purchase options on August 6, 2007. The stock purchase options are exercisable at $0.26 per share and have a term of five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012.

(5)
Cameron Richardson was awarded 200,000 stock purchase options on August 6, 2007. The stock purchase options are exercisable at $0.26 per share and have a term of five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012.

Changes in Control

There were no arrangements during the last completed fiscal year or subsequent period to February 12, 2008 which would result in a change in control. We do not believe that the offer and sale by us of an aggregate of 10,750,000 shares between December 29, 2006 and February 12, 2008 have resulted in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. There have been no transactions during the last two years, or proposed transactions, to which we were or are a party, in which any of the directors or executive officers had or is to have a direct or indirect material interest.

Certain of our directors are directors of other mineral mineralized material companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation.  In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.  In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.  From time to time, several companies may participate in the acquisition, exploration and development of natural mineralized material properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program.  It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time.  Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest.  We are not aware of the existence of any conflict of interest as described herein.

There have been no transactions or proposed transactions with officers and directors during the last two years to which we are a party except as follows:

In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000.  The shares were issued to David Jenkins, a former director who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). In June 2005, 205,000 shares of common stock of Neuer, acquired as part of the Company's assignment of the rights in the Matupa agreement, were transferred at fair market value to David Jenkins, a former director in exchange for services performed in 2005 valued at $33,903.

In July 2005, Klaus Eckhof, a former director, purchased 3,500,000 shares in a private placement effected pursuant to Regulation S. Mr. Eckhof purchased the shares on the same terms and conditions as all the other purchasers in the offering. These shares are registered for resale pursuant to a registration statement declared effective as of February 28, 2006.

In February 2006, Lars Pearl, a director, purchased 200,000 shares in a private placement effected pursuant to Regulation S. Mr. Pearl purchased the shares on the same terms and conditions as all the other purchasers in the offering. These shares are registered for resale pursuant to a registration statement declared effective as of August 11, 2006.

SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders. Neither the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us. Unless otherwise indicated, the percentage of outstanding shares beneficially owned is based on 55,218,522 shares issued and outstanding at February 12, 2008 . Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders.  Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name.

Name and Address of Selling Stockholder	No. of Shares Beneficially Owned Prior to the Offering	Percentage of Issued and Outstanding Shares Prior To the Offering	No. of Shares To Be Sold in This Offering (1)	Percentage of Issued and Outstanding Shares Owned After the Offering
Axino AG (1) Koenigstrasse 26 70173, Stuttgart, Germany	500,000	0.9%	500,000	0%
Luis Mauricio Ferraiuoli Azevedo Av. das Americas, 700 Citta America Bloco 8, Loja 215 A, Barra da Tijuca Rio de Janeiro, RJ, CEP 22640-100, Brazil	250,000	0.5%	250,000	0%
Carrington International Limited (2) Suite 2402 – Bank of America Tower, 12 Harcourt Road, Hong Kong	3,219,697	5.8%	2,000,000	2.2%
Klaus Eckhof 30 Ledgar Road Balcatta, Western Australia, 6914 Australia	5,500,000	9.9%	2,000,000	6.4%
EL&A Ltd (3) Goldschmiedgasse 9/1/15 A-1010 Vienna, Austria	500,000	0.9%	500,000	0%
Geld Art AG (4) Hettenshausener Str. 3 85304, Ilmmünster, Germany	2,000,000	3.6%	2,000,000	0%
Iguana Resources Pty Ltd (Eckhof Superfund) (5) 23 King Albert Road Trigg, Western Australia, 6029 Australia	1,000,000	1.8%	1,000,000	0%
KASTALIA LTD (6) Wickhams Cay 1 Road Town, Tortola, British Virgin Islands	1,000,000	1.8%	500,000	0.9%
RM Mining PTY Ltd (Aurora A/C) (7) PO Box 154 Perth, Western Australia, 6872, Australia	500,000	0.9%	500,000	0%
Georg Schnura(8) Avenida del Campo, 10, Somosaguas – A E-28223 Madrid, Spain	500,000	0.9%	500,000	0%
Agustin Gomez de Segura Marques de Urquijo 5, 5º B, 28008, Madrid, Spain	500,000	0.9%	500,000	0%
Wolfgang Seybold Angerweg 4 73733 , Esslingen, Germany	250,000	0.5%	250,000	0%
Seybold & CIE GMBH (9) Koenigstrasse 26 70173, Stuttgart, Germany	250,000	0.5%	250,000	0%

(1)	Wolfgang Seybold, Koenigstrasse 26, 70173 Stuttgart, Germany is the 100% beneficial owner of Axino AG.

(2)
Georg Schnura, Avenida del Campo 10, E-28223 Madrid, Spain, is the 100% beneficial owner of Carrington International Limited. We previously registered 1,500,000 shares for sale by Carrington International Limited. Does not include the 500,000 shares being registered for sale by Georg Schnura.

(3)	Andreas Reitmeier, Goldschmiedgasse 9/1/16, A-1010 Vienna, Austria, is the 100% beneficial owner of EL&A Ltd. We previously registered 1,750,000 shares for resale directly by Mr. Reitmeier.

(4)	Jan Schimmer and Wolfgang Burkhardt, Hettenshausener Str. 3, 85304, Ilmmunster, Germany are the 100% beneficial owners of Geld Art AG.

(5)
Klaus Eckhof, 23 King Albert Road, Trigg, Western Australia, 6029, Australia is the 100% beneficial owner of Iguana Resources Pty Ltd (Eckhof Superfund). We have previously registered 3,500,000 shares for Mr. Eckhof.  Mr. Eckhof is our former officer and director.

(6)	Alexander Kleimionov, Ul. Demiana Bednovo 17, corp. 3, ap. 10 Moscow, Russia is the 100% beneficial owner of Kastalia Ltd. We previously registered 3,500,000 shares for sale by Kastalia Ltd.

(7)	Guy T. Le Page, PO Box 154, West Perth, Western Australia, 6872 Australia, has disposition authority with respect to the stock registered for sale by RM Mining Pty Ltd (Aurora A/C).

(8)	Does not include the 2,000,000 shares being registered by Carrington International Limited, which is 100% owned by Mr. Schnura.

(9)	Wolfgang Seybold, Koenigstrasse 26, 70173 Stuttgart, Germany is the 100% beneficial owner of Seybold & CIE GMBH.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 12, 2008 .

Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.

PLAN OF DISTRIBUTION

            We are registering the securities covered by this prospectus on behalf of the Selling Stockholders.  Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The Selling Stockholders have advised us that the sale or distribution of our common stock owned by the selling  shareholders may be effected in transactions in the over-the-counter  market (including block transactions),  negotiated  transactions,  the  settlement of short sales of our common  stock, or a combination  of such methods of sale.  The sales will be at market prices prevailing at the time of sale or at negotiated prices.  Such transactions may or may not involve brokers or dealers.

The Selling Stockholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The Selling Stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

The Selling Stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders also may resell all, or a portion, of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

            The Selling Stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

Selling Stockholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

            Because  each  of  Selling Stockholders   may  be  deemed  to  be  an "underwriter"  within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery  requirements of the Securities Act.

            We have informed the Selling Stockholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 will apply to its sales in the market, and we have informed the other Selling Stockholders that these anti-manipulation rules may apply to their sales in the market.  We have provided all of the Selling Stockholders with a copy of such rules and regulations.

            Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares of our common stock in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation  M of the  Securities  Exchange  Act may  restrict the ability of any person  engaged in the  distribution  of shares of our common stock to engage in market-making  activities with respect to the particular  shares of common stock being  distributed  for a  period  of up to  five  business  days  prior  to the commencement of such  distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

            Rules 101 and 102 of Regulation M under the Securities Exchange Act of 1934, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

DESCRIPTION OF OUR CAPITAL STOCK

           Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. As of February 12, 2008 we had 55,218,522 shares of common stock outstanding.

Common Stock

            Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

Dividends

We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

Registration Rights

In connection with the private placement concluded in February 2006, we granted the purchasers of the stock registration rights.  The registration statement, of which the prospectus is part, was filed in order to fulfill our obligations to those purchasers.

Shares Eligible For Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

On February 12, 2008 we had outstanding 55,218,522 shares of common stock. Of these shares, 44,218,522 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 11,000,000 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144). As at February 12, 2008 , 10,669,697 shares were beneficially held by persons who may be deemed our affiliates and may only be sold publicly pursuant to Rule 144.

In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Sierchio Greco & Greco, LLP.

EXPERTS

Our consolidated financial statements at December 31, 2006 and 2005, and for the years then ended appearing in this prospectus and registration statement have been audited by Peterson Sullivan PLLC, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the U.S.  Securities & Exchange Commission on forms 8-K, 10-QSB and 10-KSB. We have filed with the U.S.  Securities & Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the U.S. Securities & Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S.  Securities & Exchange Commission at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

INDEX TO FINANCIAL STATEMENTS

Page
Index to Financial Statements – -- September 30, 2007 (unaudited)

Consolidated Balance Sheets -- September 30, 2007 (unaudited) and December 31, 2006 (audited)	50

Interim Consolidated Statements of Operations (unaudited)Three and Nine -months Ended September 30, 2007 and 2006; and for the period from October 10, 1995 (inception) to September 30, 2007	51

Interim Consolidated Statements of Cash Flows (unaudited) Nine -months Ended September 30, 2007 and 2006; and for the period from October 10, 1995 (inception) to September 30, 2007	52

Notes to Interim Consolidated Financial Statements (unaudited)	53

Index to Financial Statements – December 31, 2006 (audited)

Report of Independent Registered Public Accounting Firm	56

Consolidated Balance Sheets Years Ended December 31, 2006 and 2005	57

Consolidated Statements of Operations Years Ended December 31, 2006 and 2005 and for the period from October 10, 1995 (inception) to December 31, 2006	58

Consolidated Statements of Stockholders’ Equity (Deficiency)and Comprehensive Income (Loss) October 10, 1995 (inception) to December 31, 2006	59

Consolidated Statements of Cash Flows Years Ended December 31, 2006 and 2005 and for the period from October 10, 1995 (inception) to December 31, 2006	60

Notes to Consolidated Financial Statements Years Ended December 31, 2006 and 2005	61

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Balance Sheets
September 30, 2007 and December 31, 2006
(Expressed in U.S. Dollars)	September 30	December 31
	2007	2006
	(unaudited)	(audited)

ASSETS
Current assets
Cash	$371,495	$278,091
Prepaid expenses and other assets	52,040	42,579
Total current assets	423,535	320,670

Equipment, net	123,196	102,801
Total assets	$546,731	$423,471

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Accounts payable and accrued expenses	$575,663	$870,302
Accounts payable - related party	138,789	35,371
Loans payable	500,000	250,000
Total current liabilities	1,214,452	1,155,673

Stockholders' Equity (Deficiency)
Common stock
Authorized:
100,000,000 common shares, (December 31, 2006 - 50,000,000) with par value $0.001 each
Issued and outstanding:
50,968,522 (December 31, 2006 - 45,468,522) common shares	50,969	45,468
Common stock issuable, 4,250,000 shares	850,000	-
Additional paid-in capital	11,086,681	9,137,887
Accumulated deficit during the exploration stage	(12,578,008)	(9,911,865)
Accumulated other comprehensive income (loss)	(77,363)	(3,692)
Stockholders' Equity (deficiency)	(667,721)	(732,202)
Total liabilities and stockholders' equity (deficiency)	$546,731	$423,471

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
	Cumulative
Interim Consolidated Statements of Operations	October 10	Three months	Three months	Nine months	Nine months
(Expressed in U.S. Dollars)	1995 (inception)	Ended	Ended	Ended	Ended
(Unaudited)	to September 30	September 30	September 30	September 30	September 30
	2007	2007	2006	2007	2006

Expenses
Administrative and general	$1,068,737	$75,763	$47,224	$164,889	$155,886
Depreciation and amortization	68,342	3,194	52	8,775	679
Imputed interest on loan payable - related party	1,560	-	-	-	-
Interest, bank charges and		-	-
foreign exchange loss	111,791	22,685	1,700	47,277	14,298
Professional fees - accounting and legal	860,257	41,402	85,492	146,139	178,875
Property search and negotiation	225,198	-	-	-	-
Salaries and consulting fees	1,819,371	532,842	43,228	685,089	121,796
	4,155,256	675,886	177,696	1,052,169	471,534
Exploration expenses	8,214,266	324,142	1,387,701	1,613,974	2,963,262
Write-off of mineral property costs	172,981	-	-	-	-
	12,542,503	1,000,028	1,565,397	2,666,143	3,434,796

Other income (loss)
Gain on disposition of subsidiary	216,474	-	-	-	-
Interest income	22,353	-	-	-	-
Gain on sale of rights to the Matupa agreement, net of expenses of $138,065	80,237	-	-	-	-
Realized (loss) on investments	(37,971)	-	-	-	-
Operating (loss) of Spun-off operations	(316,598)	-	-	-	-
	(35,505)	-	-	-	-
Net (loss) for the period	$(12,578,008)	$(1,000,028)	$(1,565,397)	$(2,666,143)	$(3,434,796)

Earnings (loss) per share - basic and diluted		$(0.02)	$(0.04)	$(0.06)	$(0.08)

Weighted average number of common shares outstanding - basic and diluted		51,406,022	44,218,522	48,065,029	42,659,698

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION	Cumulative
(An exploration stage enterprise)	October 10	Nine months	Nine months
Consolidated Statements of Cash Flows (Unaudited)	1995 (inception)	Ended	Ended
(Expressed in U.S. Dollars)	to September 30	September 30	September 30
	2007	2007	2006
Cash flows from operating activities
Net loss for the period	$(12,578,008)	$(2,666,143)	$(3,434,796)
Adjustments to reconcile net loss to net cash used in operating activities:
- depreciation and amortization	68,342	8,775	679
- stock compensation expense on stock option grants	1,174,795	454,295	-
- expenses satisfied with issuance of common stock	723,800	50,000	-
- expenses satisfied with transfer of marketable securities	33,903	-	-
- imputed interest on loan payable - related party	1,560	-	-
- write-off of mineral property costs	172,981	-	-
- adjustment for spin-off of Aurora Metals (BVI) Limited	316,498	-	-
- realized loss on investments	37,971	-	-
- gain on sale of rights to Matupa agreement, net of expenses	(80,237)	-	-
Changes in assets and liabilities:
- (increase) decrease in receivables	(206,978)	-	-
- (increase) decrease in prepaid expenses and other assets	(52,040)	(9,461)	-
- (decrease) increase in accounts payable and accrued expenses	1,254,609	(191,221)	11,745
Net cash used in operating activities	(9,132,804)	(2,353,755)	(3,422,372)

Cash flows from investing activities
Purchase of equipment	(194,476)	(29,170)	-
Proceeds on disposal of equipment	14,449	-	-
Proceeds from disposition of marketable securities	32,850	-	-
Acquisition of mineral property costs	(172,981)	-	-
Payment for incorporation cost	(11,511)	-	-
Net cash used in investing activities	(331,669)	(29,170)	-

Cash flows from financing activities
Proceeds from common stock, issued or issuable less issuance costs	8,842,339	1,800,000	3,900,000
Loan proceeds from related party	39,000	-	-
Loan proceeds	1,031,992	750,000	-
Net cash provided by financing activities	9,913,331	2,550,000	3,900,000

Effect of exchange rate changes on cash and cash equivalents	(77,363)	(73,671)	-
Increase in cash and cash equivalents	371,495	93,404	477,628
Cash and cash equivalents, beginning of period	-	278,091	164,189
Cash and cash equivalents, end of period	$371,495	$371,495	$641,817

The accompanying notes are an integral part of these financial statements

Notes to Interim Consolidated Financial Statements (Unaudited)

1.	Nature of Business and Going Concern

Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties.  The Company’s focus is on the exploration and development of its exploration properties located in the Tapajos Gold Province, State of Pará, Brazil. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities.   The Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and used cash of $2,353,755 from operating activities in 2007. The Company requires additional funds to meet its obligations and maintain its operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise equity financing through private or public equity investment in order to support existing operations and expand its business. There is no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

2.	Significant Accounting Policies

(a)	Principles of Accounting

The interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and include the accounts of the Company and its wholly-owned subsidiary, Aurora Gold Mineração Ltda ("Aurora Gold Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Mineração was incorporated on October 27, 2005. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company's audited consolidated financial statements for the year ended December 31, 2006. In the opinion of the Company, the unaudited consolidated financial statements contained herein contain all adjustments (consisting of a normal recurring nature) necessary to present a fair statement of the results of the interim periods presented.

(b)	Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

(c)	Comprehensive income

The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company discloses this information on its Consolidated Statement of Stockholders’ Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

2.	Significant Accounting Policies (cont’d)

(c)	Comprehensive income (cont’d)

Accumulated other comprehensive income consists entirely of foreign currency translation adjustments at September 30, 2007 and December 31, 2006.

Comprehensive loss is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net Loss	$(1,000,028)	$(1,565,397)	$(2,666,143)	$(3,434,796)
Unrealized gain (loss) on available-for-sale investments	-	811	-	(14,622)
Foreign currency translation adjustment	(937)	-	(73,671)	-
Comprehensive loss	$(1,000,965)	$(1,564,586)	$(2,739,814)	$(3,449,418)

(d)	Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year.  Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities (stock options) and is equivalent to basic loss per share for the 2007 and 2006 periods because of the net losses incurred by the Company for the three and nine month periods ending September 30 in both years. For purposes of earnings per share computations, shares associated with common stock issuable are included as outstanding as of the date of receipt of cash for the shares.

3.	Equipment

	September 30, 2007	December 31, 2006
Vehicles	$82,008	$70,570
Office equipment	54,938	41,726
Furniture and fixtures	19,217	13,167
	156,163	125,463
Accumulated depreciation	(32,967)	(22,662)
	$123,196	$102,801

The majority of equipment held at September 30, 2007 and December 31, 2006 is located in Brazil.

4.	Loans Payable

The loans payable bear interest at 6% per annum, are due on December 31, 2007 and are unsecured.

5.	Common Stock

In March 2007 the Company completed a private placement to a non-affiliated offshore investor of 500,000 common shares of the common stock of the Company for net proceeds of $250,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act.

In July 2007, 5,000,000 common shares were issued at $0.25 per share.  Of the 5,000,000 common shares, 2,000,000 shares were issued to settle loans of $500,000 and the remaining 3,000,000 shares were issued for cash proceeds of $750,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

54

5.	Common Stock (continued)

In August 2007, the Company entered into an agreement to issue 250,000 common shares at $0.20 per share in settlement of amounts owed to an individual for services performed valued at $50,000. The shares were not issued until subsequent to September 30, 2007, but given the agreement was entered into prior to September 30, 2007 the $50,000 is classified as common stock issuable. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2007 the Company completed a private placement to non-affiliated offshore investors of 4,000,000 common shares at $0.20 per share for net cash proceeds of $800,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). The shares were not issued until subsequent to September 30, 2007 since the proceeds for these shares were received prior to September 30, 2007 the total proceeds of $800,000 are classified as common stock issuable in stockholders’ equity on the condensed consolidated balance sheet as of September 30, 2007.

6.	Stock Options

The fair value of options at the date of grant is determined under the Black-Scholes option-pricing model.  During the three and nine month periods ended September 30, 2007, the following weighted-average assumptions were used:

Assumptions

Risk-free rate	4.52%
Annual rate of dividends	-
Historical volatility	144%
Expected life	2.5 years

The weighted average grant-date fair value of options awards was $0.20 per share during the three and nine months ended September 30, 2007.

On August 6, 2007 the Company issued five-year options to employees and directors to purchase 2,300,000 common shares.  The options are exercisable at any time from the grant date up to and including the 6th day of August 2012. The aggregate fair value of these options at the date of grant of $454,295 was estimated using the Black-Scholes option pricing model and was expensed in full on the date of grant as the options were immediately vested.

The following is a summary of stock option activity for the nine months ending September 30, 2007, and the status of stock options outstanding at September 30, 2007:

	Shares	Wgtd Avg Exercise price
Outstanding at January 1, 2007	-	$-
Granted	2,300,000	$0.26
Outstanding at September 30, 2007	2,300,000	$0.26
Exercisable at September 30, 2007	2,300,000	$0.26

6.	Stock Options (continued)

The following table summarizes information about stock options outstanding at September 30, 2007:

Weighted
		Average	Weighted
	Number	Remaining	Average
Exercise	Outstanding at	Contractual	Exercise
Prices	Sept. 30, 2007	Life (yrs)	Price

$ 0.26	2,300,000	4.85	$ 0.26

7.	Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements include:

a.
During the nine months ended September 30, 2007 Consulting Fees of $185,520 (September 30, 2006 -  $31,778) were incurred to directors of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aurora Gold Corporation

We have audited the accompanying consolidated balance sheets of Aurora Gold Corporation (an exploration stage company) and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity (deficiency) and comprehensive income (loss), and cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Gold Corporation (an exploration stage company) and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has not been able to generate any operating revenues or positive cash flows from operations to date and has an accumulated deficit of $9,911,865.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN PLLC

April 15, 2007
Seattle, Washington

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Balance Sheets
December 31, 2006 and 2005
(Expressed in U.S. Dollars)	December 31	December 31
	2006	2005

ASSETS
Current assets
Cash	$278,091	$164,189
Available-for-sale securities	-	33,451
Prepaid expenses and other assets	42,579	-
Total current assets	320,670	197,640

Equipment, net	102,801	679
Total assets	$423,471	$198,319

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Accounts payable and accrued expenses	$870,302	$32,588
Accounts payable - related parties	35,371	-
Loan payable	250,000	-
Total current liabilities	1,155,673	32,588

Stockholders' Equity (Deficiency)
Common stock
Authorized:
50,000,000 common shares, with par value $0.001 each
Issued and outstanding:
45,468,522 (December 31, 2005 - 36,218,522) common shares	45,468	36,218
Additional paid-in capital	9,137,887	4,582,137
Accumulated deficit during the exploration stage	(9,911,865)	(4,448,010)
Accumulated other comprehensive income (loss)	(3,692)	(4,614)
Stockholders' equity (deficiency)	(732,202)	165,731
Total liabilities and stockholders' equity (deficiency)	$423,471	$198,319

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
	Cumulative
Consolidated Statements of Operations	October 10	Year	Year
(Expressed in U.S. Dollars)	1995 (inception)	Ended	Ended
	to December 31	December 31	December 31
	2006	2006	2005

Expenses
Administrative and general	$903,848	$192,140	$19,642
Depreciation and amortization	59,567	5,293	3,258
Imputed interest on loan payable - related party	1,560	-	-
Interest, bank charges and
foreign exchange loss	64,514	15,037	6,370
Professional fees - accounting and legal	714,118	287,366	60,955
Property search and negotiation	225,198	-	39,797
Salaries and consulting fees	1,134,282	168,275	51,910
	3,103,087	668,111	181,932
Exploration expenses	6,600,292	4,790,529	347,307
Write-off of mineral property costs	172,981	-	-
	9,876,360	5,458,640	529,239

Other income (loss)
Gain on disposition of subsidiary	216,474	-	-
Interest income	22,353	-	-
Gain on sale of rights to the Matupa agreement, net of expenses of $138,065	80,237	-	80,237
Realized (loss) on investments	(37,971)	(5,215)	(8,269)
Operating (loss) of Spun-off operations	(316,598)	-	-
	(35,505)	(5,215)	71,968
Net loss for the period	$(9,911,865)	$(5,463,855)	$(457,271)

Net loss per share
- basic and diluted		$(0.13)	$(0.02)

Weighted average number of common shares outstanding
- basic and diluted		43,067,423	27,262,103

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Statements of Stockholders' Equity (Deficiency) and Comprehensive Income (Loss)
October 10, 1995 (inception) to December 31, 2006
(Expressed in U.S. dollars)

					Accumulated
					(deficit)		Accumulated	Total
			Additional		during	Advances for	other	stockholders'
	Common Stock		paid-in	Comprehensive	exploration	Stock	comprehensive	equity
	Shares	Amount	capital	(loss)	stage	Subscriptions	income (loss)	(deficiency)

Balance, October 10, 1995	-	$-	$-	$-	$-	$-	$-	$-
Issuance of common stock for
- settlement of indebtedness	11,461,153	11,461	-	-	-	-	-	11,461
Net (loss) for the period	-	-	-	-	-	-	-	-
Total comprehensive (loss)				$-

Balance December 31, 1995	11,461,153	11,461	-	-	-	-	-	11,461
Adjustment for reverse stock split	(7,640,766)	(7,641)	-	-	-	-	-	(7,641)
Issuance of common stock for
- cash at $0.001 per share	5,800,000	5,800	341,761	-	-	-	-	347,561
- resource property	300,000	300	2,700	-	-	-	-	3,000
Net (loss) for the period	-	-	-	(361,208)	(361,208)	-	-	(361,208)
Total comprehensive (loss)				$(361,208)

Balance December 31, 1996	9,920,387	9,920	344,461		(361,208)	-	-	(6,827)
Issuance of common stock for
- cash in March 1997 at $1.00 per share (less issue costs of $4,842)	750,000	750	744,408	-	-	-	-	745,158
Net (loss) for the period	-	-	-	(615,880)	(615,880)	-	-	(615,880)
Total comprehensive (loss)				$(615,880)

Balance December 31, 1997	10,670,387	10,670	1,088,869		(977,088)	-	-	122,451
Issuance of common stock for
- settlement of indebtedness	96,105	96	68,601	-	-	-	-	68,697
- cash in May 1998 at $1.25 per share	200,000	200	249,800	-	-	-	-	250,000
- cash in November 1998 at $0.75 per share	71,667	72	53,678	-	-	-	-	53,750
- cash in December 1998 at $0.75 per share	143,333	143	107,357	-	-	-	-	107,500
Grant of options to employees and directors	-	-	518,900	-	-	-	-	518,900
Grant of options to consultants	-	-	172,100	-	-	-	-	172,100
Net (loss) for the period	-	-	-	(1,151,604)	(1,151,604)	-	-	(1,151,604)
Total comprehensive (loss)				$(1,151,604)

Balance December 31, 1998	11,181,492	11,182	2,259,304	-	(2,128,692)	-	-	141,794
Issuance of common stock for
- settlement of indebtedness	231,286	231	160,151	-	-	-	-	160,382
- cash in March 1999 at $0.656 per share	22,871	23	14,977	-	-	-	-	15,000
- finder's fee in February 1999 at $0.81 per share	25,000	25	20,287	-	-	-	-	20,312
Grant of options to consultants	-	-	29,500	-	-	-	-	29,500
Cash advanced on stock subscriptions	-	-	-	-	-	425,000		425,000
Net (loss) for the period	-	-	-	(855,391)	(855,391)	-	-	(855,391)
Total comprehensive (loss)				$(855,391)

Balance December 31, 1999	11,460,649	11,461	2,484,219	-	(2,984,083)	425,000	-	(63,403)
Issuance of common stock for
- settlement of indebtedness	199,000	199	99,301	-	-	-	-	99,500
- cash in March 2000 at $0.50 per share	350,000	350	174,650	-	-	(175,000)	-	-
- cash in March 2000 at $0.455 per share	550,000	550	249,450	-	-	(250,000)	-	-
Cancellation of shares in April 2000	(90,706)	(91)	(56,600)	-	-	-	-	(56,691)
Exercise of options in June 2000	405,000	405	3,645	-	-	-	-	4,050
Spin-off of Aurora Metals (BVI) Limited	-	-	316,498	-	-	-	-	316,498
Net (loss) for the period	-	-	-	(677,705)	(677,705)	-	-	(677,705)
Total comprehensive (loss)				$(677,705)

Balance December 31, 2000	12,873,943	12,874	3,271,163		(3,661,788)	-	-	(377,751)
Components of comprehensive income (loss)
- Net income for the period	-	-	-	128,545	128,545	-	-	128,545
- Unrealized holding losses on available-for-sale securities	-	-	-	(141,928)	-	-	(141,928)	(141,928)
Total comprehensive (loss)				$(13,383)

Balance December 31, 2001	12,873,943	12,874	3,271,163	-	(3,533,243)	-	(141,928)	(391,134)
Issuance of common stock for
- settlement of indebtedness	3,708,038	3,708	351,492	-	-	-	-	355,200
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(137,329)	(137,329)	-	-	(137,329)
- Reclassification adjustment for realized losses on available-for-sale securities	-	-	-	141,928	-		141,928	141,928
Total comprehensive (loss)				$4,599

Balance, December 31, 2002	16,581,981	16,582	3,622,655		(3,670,572)		-	(31,335)
Issuance of common stock for
- settlement of indebtedness	2,752,450	2,752	114,806	-	-	-	-	117,558
- cash in December 2003 at $0.25 per share	100,000	100	24,900	-	-	-	-	25,000
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(96,404)	(96,404)	-	-	(96,404)
- Unrealized holding losses on available-for-sale securities	-	-	-	-	-	-	-	-
Total comprehensive (loss)				$(96,404)

Balance, December 31, 2003	19,434,431	19,434	3,762,361		(3,766,976)	-	-	14,819
Issuance of common stock for
- cash in January 2004 at $0.25 per share, less issuance costs	100,000	100	22,400	-	-	-	-	22,500
Imputed interest	-	-	1,560	-	-	-	-	1,560
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(223,763)	(223,763)	-	-	(223,763)
- Unrealized holding losses on available-for-sale securities	-	-	-	-	-	-	-	-
Total comprehensive (loss)				$(223,763)
Balance, December 31, 2004	19,534,431	19,534	3,786,321		(3,990,739)	-	-	(184,884)
Issuance of common stock for
- cash in July 2005 at $0.05 per share	13,000,000	13,000	637,000	-	-	-	-	650,000
- settlement of indebtedness	3,684,091	3,684	158,816	-	-	-	-	162,500
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(457,271)	(457,271)	-	-	(457,271)
- Unrealized holding losses on available-for-sale securities	-	-	-	(4,614)	-	-	(4,614)	(4,614)
Total comprehensive (loss)				$(461,885)
Balance, December 31, 2005	36,218,522	36,218	4,582,137		(4,448,010)	-	(4,614)	165,731
Issuance of common stock for
- cash in February 2006 at $0.50 per share less issuance costs of $110,000	8,000,000	8,000	3,882,000	-	-	-	-	3,890,000
- payment of finder's fee in December 2006 at $0.70 per share	250,000	250	174,750	-	-	-	-	175,000
- cash in December 2006 at $0.50 per share	1,000,000	1,000	499,000	-	-	-	-	500,000
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(5,463,855)	(5,463,855)	-	-	(5,463,855)
- Foreign currency translation adjustments	-	-	-	(3,692)	-	-	(3,692)	(3,692)
- Reclassification adjustment for losses on available-for-sale securities included in net loss	-	-	-	4,614	-	-	4,614	4,614
Total comprehensive (loss)				$(5,462,933)
Balance, December 31, 2006	45,468,522	$45,468	$9,137,887		$(9,911,865)	$-	$(3,692)	$(732,202)

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
	Cumulative
Consolidated Statements of Cash Flows	October 10	Year	Year
(Expressed in U.S. Dollars)	1995 (inception)	Ended	Ended
	to December 31	December 31	December 31
	2006	2006	2005

Cash flows from operating activities
Net loss for the period	$(9,911,865)	$(5,463,855)	$(457,271)
Adjustments to reconcile net loss to net cash used in operating activities:
- depreciation and amortization	59,567	5,293	3,258
- compensation on stock options	720,500	-	-
- expenses satisfied with issuance of common stock	673,800	175,000	1,500
- expenses satisfied with transfer of marketable securities	33,903	-	33,903
- imputed interest on loan payable - related party	1,560	-	-
- write-off of mineral property costs	172,981	-	-
- adjustment for spin-off of Aurora Metals (BVI) Limited	316,498	-	-
- realized loss on investments	37,971	5,215	8,269
- gain on sale of rights to Matupa agreement, net of expenses	(80,237)	-	(80,237)
Changes in assets and liabilities:
- (increase) decrease in receivables	(206,978)	-	200
- (increase) in prepaid expenses and other assets	(42,579)	(42,579)	-
- increase in accounts payable and accrued expenses	1,445,830	873,085	3,292
Net cash used in operating activities	(6,779,049)	(4,447,841)	(487,086)

Cash flows from investing activities
Purchase of equipment	(165,306)	(107,415)	-
Proceeds on disposal of equipment	14,449	-	-
Proceeds from disposition of marketable securities	32,850	32,850	-
Acquisition of mineral property costs	(172,981)	-	-
Payment for incorporation cost	(11,511)	-	-
Net cash used in investing activities	(302,499)	(74,565)	-

Cash flows from financing activities
Proceeds from issuance of common stock, less issuance costs	7,042,339	4,390,000	650,000
Loan proceeds from related party	39,000	-	-
Loan proceeds	281,992	250,000	-
Net cash provided by financing activities	7,363,331	4,640,000	650,000

Effect of exchange rate changes on cash and cash equivalents	(3,692)	(3,692)	-
Increase in cash and cash equivalents	278,091	113,902	162,914
Cash and cash equivalents, beginning of period	-	164,189	1,275
Cash and cash equivalents, end of period	$278,091	$278,091	$164,189

The accompanying notes are an integral part of these financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      Nature of Business and Going Concern

Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties.  The Company’s focus is on the exploration and development of its exploration properties located in the Tapajos Gold Province, State of Pará, Brazil (see Note 3). The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities.   The Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and used cash of $4,447,841 from operating activities in 2006. The Company requires additional funds to meet its obligations and maintain its operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise equity financing through private or public equity investment in order to support existing operations and expand its business. There is no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

2      Significant Accounting Policies

(a)    Principles of Accounting

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly-owned subsidiary, Aurora Gold Mineração Ltda ("Aurora Gold Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Mineração was incorporated on October 27, 2005.

(b)    Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

(c)    Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents at December 31, 2006 and 2005.

(d)   Available-for-Sale Securities

The Company's available-for-sale securities at December 31, 2005 consisted of shares of common stock of one publicly traded company and are stated at fair value. The cost of these securities was $38,065 and the gross unrealized holding losses at December 31, 2005 was $4,614 and was included in accumulated other comprehensive income (loss) at December 31, 2005. In 2006, the shares were sold to a former director of the Company for proceeds of $32,850. A loss of $5,215 was realized on the sale of the securities. Any unrealized holding gains or losses in these securities are included in the Available-for-Sale Securities (continued)

2.      Significant Accounting Policies   (continued)

determination of accumulated other comprehensive income (loss). If a loss in value in the available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. Cost is based on the specific identification method for the individual securities to determine realized gains or losses.

(e)    Equipment

Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method.  Equipment is recorded at cost.  Depreciation is provided over the following useful lives:

Vehicles	10 years
Office equipment, furniture and fixtures	2 to 5 years

(f)    Mineral Properties and Exploration Expenses

Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at December 31, 2006 and 2005, the Company did not have proven reserves.

Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

Costs  related  to  site  restoration  programs  are  accrued over the life  of  the  project.

(g)	Share-Based Payment

The Company accounts for share-based payments under the fair value method of accounting for stock-based compensation consistent with Statement of Financial Accounting Standards No. 123 (R) (SFAS 123 (R)), Share-based Payment.

(h)	Foreign Currency Translations and Transactions

The Company's reporting currency is the U.S. Dollar.  Aurora Gold Mineracao Ltda is a foreign operation and its functional currency is the Brazilian Real (Real). Certain contractual obligations in these consolidated financial statements are stated in Brazilian Reals. The Brazilian Real to U.S. dollar exchange rate at December 31, 2006 was U.S. $0.4689 to 1 Real.

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss) until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in interest, bank charges, and foreign exchange loss in the consolidated statements of operations and were not material in 2006 or 2005.

2.     Significant Accounting Policies   (continued)

(i)	Concentration of Credit Risk

The Company places its cash with high credit quality financial institutions in Canada and Brazil. The Company had funds deposited in banks beyond the insured limits as of December 31, 2006 and 2005.

(j)	Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets.  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.

The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value.  Fair value is generally determined using a discounted cash flow analysis. The Company has not recognized any impairment losses through December 31, 2006.

(k)	Comprehensive income

The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders’ Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

Accumulated other comprehensive income consists of the following at December 31:

	2006	2005
Foreign currency translation adjustments	$(3,692)	$-
Unrealized gains (loss) on available-for-sale securities	-	(4,614)
	$(3,692)	$(4,614)

(l)	Fair Value of Financial Instruments and Risks

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, receivables, accounts payable and accrued expenses, accounts payable – related parties, and loan payable approximate their fair value because of the short-term nature of these instruments.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America (primarily in Brazil) and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

(m)	Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

2.      Significant Accounting Policies   (continued)

(n)	Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year.  Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities and is equivalent to basic loss per share for 2006 and 2005 because there are no potentially dilutive securities outstanding.

(o)	New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes, (FIN 48).  FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company has not yet determined the impact of applying FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108 (SAB 108). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The Company does not expect any material impact from applying SAB 108.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, (FAS 159). FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact of adopting FAS 159 on the Company’s financial position.

3.    Mineral Properties and Exploration Expenses

British Columbia, Canada – Kumealon Property

In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada.  A finder’s fee of 25,000 shares of common stock of the Company was issued in connection with these claims.

In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency.  These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Therefore, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company wrote off the capitalized acquisition cost of $23,630 to operations. The Company's ownership interest in this property is still in good standing.

3.     Mineral Properties and Exploration Expenses (continued)

British Columbia, Canada – Kumealon Property (continued)

Mato Grosso State, Brazil – Matupa Agreement

(a)
On February 11, 2005, the Company signed an agreement ("Matupa Agreement") with CCO Mineração Ltda. ("CCO") and Mineração Bom Futuro Ltda ("Bom Futuro") to purchase a 100% interest in the Matupa Gold Project located in northern Mato Grosso State, Brazil.  The Matupa Agreement also covers surface rights access for both exploration and mining activity. The Matupa Agreement called for the Company to pay CCO a total of US$3,350,000 over a five and one-half year period.

On completion of the payment schedule, CCO was entitled to minimum advance royalty payments of US $240,000 per year. CCO would have received a 2.25% Net Smelter Royalty when the property is in production.  The Matupa Agreement could be terminated at any time after a 30-day notice is given.

(b)
In March 2005, the Company signed a Right of First Refusal Agreement ("RFR Agreement") with Neuer Kapital Corp. ("Neuer") whereby the Company granted to Neuer a 60-day First Right of Refusal to purchase all of the Company's interest in the Matupa Gold Project.

On May 1, 2005 the Company assigned all of its rights, title and interest in and to the Matupa Agreement to Neuer and received all consideration pursuant to the RFR Agreement in full. Within six months following the assignment of its rights to Neuer, Neuer paid the Company an additional US $50,000 and issued the Company an additional 150,000 common shares of Neuer resulting in total consideration received of $218,302 ($100,000 in cash and 300,000 common shares of Neuer valued at fair market value of $118,302). A net gain of $80,237 has been recorded in 2005.

(c)
The Company paid a finders fee of $138,065 ($100,000 in cash and 75,000 common shares of Neuer valued at fair market value of $38,065) with respect to the CCO/Aurora Gold Matupa Agreement to a private United Kingdom citizen.

Gold properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil

Between December 21, 2005 and May 26, 2006 the Company signed four Memorandum of Understanding (“MOU”) covering the Piranhas, Branca de Neve, Bigode and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The MOUs provide the Company with a review period, ranging from two months to six months, to access the mineral potential of the properties.

Between January 1, 2006 and March 31, 2006 the Company signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, São Domingos and São João mineral exploration licenses located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil. In March 2006 the Company decided not to exercise the option to acquire the Novo Porto property. In October 2006 the Company decided not to exercise the option to acquire the Ouro Mil property. In March 2007 the Company decided not to exercise the option to acquire the Santa Isabel property.

Memorandum of Understandings:

The Piranhas MOU provides the Company with a 180 day review period to access the gold potential of the property. If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the Assignment and transfer of the mineral rights. The Company is currently negotiating the Piranhas option agreement.

3.     Mineral Properties and Exploration Expenses (continued)

Gold properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

Piranhas option agreement

The terms of the Piranhas option agreement, as specified in the MOU, allow the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: June 30, 2006 – USD $30,000 (paid); July 21, 2006 – USD $70,000 (payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to the Company and is not owed or accrued as a liability until that time); July 21, 2007 – USD $120,000; July 21, 2008 – USD $180,000; July 21, 2009 – USD $1,600,000 for a total of USD $2,000,000. The vendor will have a 1.5% Net Smelter Royalty. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Branca de Neve MOU provides the Company with a 180 day review period to access the gold potential of the property. If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendor for the assignment and transfer of the mineral rights.

The terms of the Branca de Neve option agreement, as specified in the MOU, allow the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branca de Neve property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: April 28, 2006 – R$35,000 (Reals – Brazilian currency - Paid); October 25, 2006 – R$35,000 (paid); April 25, 2007 – R$35,000; October 25, 2007 – R$35,000; April 25, 2008 – R$35,000; October 25, 2008 – R$35,000; April 25, 2009 – R$35,000; April 25, 2009 – R$500,000 for a total of R$745,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Bigode MOU provides the Company with a 180 day review period to access the gold potential of the property. If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

The terms of the Bigode option agreement, as specified in the MOU, allow the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branco de Neve property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: October 30, 2006 – USD$60,000 (paid in March 2007 when the Vendor converted the license into an exploration license and transferred title to the Company and is not owed or accrued as a liability until that time); October 30, 2007 – USD$80,000; October 30, 2008 – USD$90,000; October 30, 2009 – USD$100,000; October 30, 2010 –USD$1,000,000 for a total of USD $1,330,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of USD$500,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Santa Lúcia MOU provides the Company with a 90 day review period to access the gold potential of the property. If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

3.     Mineral Properties and Exploration Expenses (continued)

Gold Properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

The terms of the Santa Lúcia option agreement, as specified in the MOU, allow the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lúcia property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: September 1, 2006 – USD $20,000 (payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to Aurora Gold and is not owed or accrued as a liability until that time); March 1, 2007 – USD $50,000; March 1, 2008 – USD $60,000; March 1, 2009 – USD $70,000; September 1, 2009 – USD $500,000 for a total of USD $700,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

Option Agreements:

The Novo Porto option agreement allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto property mineral rights via structured cash payments. The total option agreement payments for the license were structured as follows: December 25, 2005 – USD $2,500 (paid in 2006); January 15, 2006 – USD $10,000 (paid); May 30, 2006 – USD $37,500; May 30, 2007 – USD $50,000; May 30, 2008 – USD $75,000; May 30, 2009 – USD $1,850,000 for a total of USD $2,025,000. The agreement was not formally executed until 2006 and the initial payment of $2,500 due December 25, 2005 was not owed or paid until 2006. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

In March 2006 the Company decided not to follow-up the preliminary exploration program on the Novo Porto property and decided not to exercise the option to acquire the property and no further payments are due.

The Ouro Mil option agreement allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil property mineral rights via structured cash payments. The total option agreement payments for the license were structured as follows: January 20, 2006 – USD $30,000 (paid); July 20 2006 – USD $70,000 (paid USD $6,849 to retain its interest in the property while the Company determined whether to retain or drop the property); July 20, 2007 USD $120,000; July 20, 2008 – USD $180,000; July 20, 2009 – USD $1,500,000 for a total of USD $1,900,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000.The option agreement could be terminated at any time upon written notice to the vendor and we would be free of any and all payment commitments yet to be due and no further payments are due.

In October 2006 the Company decided not to follow-up the preliminary exploration program on the Ouro Mil property and decided not to exercise the option to acquire the property and no further payments are due.

The Santa Isabel option agreement allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel property mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows: February 7, 2006 – USD $25,000 (paid); July 21, 2006 – USD $60,000 (paid); July 21, 2007 – USD $80,000; July 21, 2008 – USD $100,000; July 21, 2009 – USD $1,500,000 for a total of USD $1,765,000. The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent  of USD $1,000,000. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

3.     Mineral Properties and Exploration Expenses (continued)

Gold Properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

In March 2007 the Company decided not to follow-up the preliminary exploration program on the Santa Isabel property and decided not to exercise the option to acquire the property and no further payments are due.

The São Domingos option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São Domingos property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: February 7, 2006 – USD $40,500 (paid); July 30, 2006 – USD $67,500 (paid); July 30, 2007 - USD $112,500; July 30, 2008 – USD $139,500; December 30, 2008 – USD $675,000 for a total of USD $1,035,000. The vendor will have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $500,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The São João option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São João property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: February 7, 2006 – USD $20,000 (paid); September 12, 2006 – USD $25,000 (paid); September 12, 2007 – USD $60,000; September 12, 2008 – USD $80,000; September 12, 2009 – USD $1,250,000 for a total of USD $1,435,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

4.    Equipment

	2006	2005
Vehicles	$70,570	$-
Office equipment	41,726	17,966
Furniture and fixtures	13,167	-
	125,463	17,966
Accumulated depreciation	(22,662)	(17,287)
	$102,801	$679
The majority of equipment held at December 31, 2006 is located in Brazil.

5.    Loan Payable

The loan payable bears interest at 6% per annum, is due on December 31, 2007 and is unsecured.

6.    Stock Options

In 1997, the Company's Board of Directors approved a stock option plan ("the Plan") to offer an inducement to obtain services of key employees, directors and consultants of the Company.  The maximum number of shares issuable under the Plan in any calendar year shall be an amount equal to 15% of the issued and outstanding common stock on January 1 of each year.  Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the company's capital stock on the date of grant).  The exercise price of a non-qualified stock option must not be less than the par value of a share of the common stock on the date of the grant.  The term of an incentive or non-qualified stock option is not to exceed five years. There were no stock options granted during the fiscal years 2006 and 2005 and there are no stock options outstanding at December 31, 2006 and 2005.

7.     Related Party Transactions

Related party transactions not disclosed elsewhere in these financial statements:

a.
During the fiscal year 2006, consulting fees of $67,588 (2005 – $40,410) were paid to directors of the Company and its subsidiary.  The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b.
Included in accounts payable - related parties at December 31, 2006 is $35,371 (2005 - $0) payable to directors of the Company and its subsidiary for consulting fees and various expenses incurred on behalf of the Company.

c.
In July 2005, Klaus P. Eckhof, one of our directors, purchased 3,500,000 shares in a private placement effected pursuant to Regulation S. Mr. Eckhof purchased the shares on the same terms and conditions as all the other purchasers in the offering. These shares are registered for resale pursuant to a registration statement declared effective as of February 28, 2006.

8.     Non-Cash Investing and Financing Activities

In December 2006 the Company issued 250,000 shares of common stock of the Company valued at $175,000 to a director of the Company’s subsidiary and his wife as consideration for arranging property acquisitions in the Tapajos Gold Province, State of Pará, Brazil. In 2005, the Company issued 3,684,091 shares of common stock of the Company for settlement of $161,000 of existing liabilities and $1,500 of consulting services incurred in 2005. In 2005, 205,000 shares of common stock of Neuer, acquired as part of the Company's assignment of the rights in the Matupa agreement, were transferred at fair market value to a former director in exchange for services performed in 2005 valued at $33,903.

9.     Income Taxes

a.
The Company and its subsidiary operate in several tax jurisdictions, and its income is subject to various rates of taxation. The Company has net losses for tax purposes in the United States and Brazil totaling approximately $4,472,000 and $4,370,000, respectively, which may be applied against future taxable income.  Accordingly, there is no tax expense for the years ended December 31, 2006 and 2005.  The potential tax benefits arising from these losses have not been recorded in the consolidated financial statements.  The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations.  When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

9.     Income Taxes (continued)

The right to claim the losses in the United States expire as follows:

2011	$231,000
2012	564,000
2018	331,000
2019	795,000
2020	550,000
2022	138,000
2023	90,000
2024	222,000
2025	457,000
2026	1,094,000
$4,472,000

Tax loss carryforwards in Brazil have no expiration dates and are available to offset of up to 30% of annual income before tax in any year.

b.	The tax effects of temporary difference that give rise to the Company's deferred tax asset are as follows:

	2006	2005

Tax loss carryforwards	$3,006,000	$1,149,000
Valuation allowance	(3,006,000)	(1,149,000)
	$-	$-

c.	The reconciliation of income tax computed at the federal statutory rate to income tax expense is as follows:

	2006	2005

Tax at statutory rate	$(1,857,000)	$(156,000)
Change in valuation allowance for deferred tax asset	1,857,000	156,000
Income tax expense	$-	$-

10.	Subsequent Events

(a)	In February 2007, the Company received proceeds of $500,000 from two loans. The loans bear interest at 6% per annum, are unsecured and have no stated terms of repayment.

(b)
In March 2007, the Company completed a private placement to a non-affiliated offshore investor of 500,000 common shares of the common stock of the Company for net proceeds of $250,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act.

(c)
During the first quarter of 2007 the Company signed an MOU covering the Comandante Arara mineral exploration license located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil. The terms of the Comandante Arara MOU provide the Company with a 60 day review period to access the gold potential of the property for the sum of  R$100,000 (payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to the Company and is not owed until that time). If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights, then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an Option Agreement with the property Vendors for the Assignment and transfer of the mineral rights.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

1

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

U.S. Securities & Exchange Commission Registration Fee	$106
Accounting Fees and Expenses	$2,500
Legal Fees and Expenses	$25,000
Transfer Agent Fees	$500
Miscellaneous Expenses	$6,054
TOTAL	$34,160

The foregoing amounts are only estimates; actual expenditures may be more or less.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000.  The shares were issued to a former director, David Jenkins, who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In June 2005, 25,000 common shares were issued at $0.06 per share to settle debts of $1,500.  The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In July 2005, 13,000,000 common shares were issued at $0.05 per share for cash proceeds of $650,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). Mr. Klaus Eckhof, at the time, one of our directors, purchased 3,500,000 shares.

In February 2006, 8,000,000 common shares were issued at $0.50 per share for net cash proceeds of $3,890,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2006, 1,000,000 common shares were issued at $0.50 per share for net cash proceeds of $500,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2006 the Company issued 250,000 shares of common stock of the Company valued at $175,000 to a director of the Company’s subsidiary and his wife as consideration for arranging property acquisitions in the Tapajos Gold Province, State of Pará, Brazil.

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In March 2007, 500,000 common shares were issued at $0.50 per share for net cash proceeds of $250,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In July 2007, 5,000,000 common shares were issued at $0.25 per share for net cash proceeds of $1,250,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In August 2007, 250,000 common shares were issued at $0.20 per share in settlement of debts of $50,000. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2007, 4,000,000 common shares were issued at $0.20 per share for net cash proceeds of $800,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

ITEM  27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto:

EXHIBIT                  DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER

3.1.1	Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.2	Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.3	Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998(SEC File No. 000-24393 98720970).

3.2.1	By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.2.2	Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

5.1	Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered. **

3

10.1
Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on  December 16, 2005 (SEC File No. 333-130379 051269300).

10.2
Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.3
Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005  (SEC File No. 333-130379 051269300).

10.4	Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.5
Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.6	Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.7
Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.8	Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.9
Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.10
Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.11	Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.12
Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.13	Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

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10.14
Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.15
Assignment of Sao Domingos Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.16	Sao Domingos Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.17
Declaration of Translator for translation of Sao Domingos Memorandum of Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.18	São Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.19
Declaration of Translator for translation of São Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.20	Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.21
Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.22	São João Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.23
Declaration of Translator for translation of São João Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.24	Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.25
Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.26	Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.27
Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

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10.28	Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.30
Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.31	Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.32
Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.34	Settlement Agreement dated as of <>, 2007 between the Company and Luis Mauricio incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

10.35	Form of Subscription Agreement between the Selling Stockholders and the Company incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

23.1	Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)**

23.2	Consent of Peterson Sullivan PLLC*

* Filed herewith.
** To be filed by Amendment

ITEM  28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying Rule 430B,

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the February 12, 2008.

Name	Title	Date
/s/ “Cameron Richardson” CAMERON RICHARDSON	Director and Principal Accounting Officer	February 12, 2008

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
By: /s/ “Lars M. Pearl”	Director, President and Chief Executive Officer	February 12, 2008
By:/s/“Michael E. Montgomery“	Director	February 12, 2008

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints A. Cameron Richardson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities,  to sign any or all Amendments (including post-effective Amendments)  to this  Registration  Statement,  and to file the  same,  with all exhibits  thereto, and other documents in connection therewith,  with the Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents full power and  authority  to do and perform each and every act and thing requisite and  necessary to be done in and about the  premises,  as fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming  all that said  attorneys-in-fact  and  agents or his  substitute  or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ “Lars Pearl”	Director, President and Chief Executive Officer	February 12, 2008
/s/ “Michael E.. Montgomery”	Director	February 12, 2008

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AURORA GOLD CORPORATION
REGISTRATION STATEMENT ON FORM S-1
FILE NO 333-
INDEX TO EXHIBITS

3.1.1	Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.2	Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.3	Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998(SEC File No. 000-24393 98720970)

3.2.1	By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.2.2	Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

5.1	Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered. **

10.1
Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on  December 16, 2005 (SEC File No. 333-130379 051269300).

10.2
Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.3
Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005  (SEC File No. 333-130379 051269300).

10.4	Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.5
Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.6	Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10

10.7
Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.8	Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.9
Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.10
Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.11	Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.12
Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.13	Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.14
Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.15
Assignment of Sao Domingos Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.16	Sao Domingos Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.17
Declaration of Translator for translation of Sao Domingos Memorandum of Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.18	São Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.19
Declaration of Translator for translation of São Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

11

10.20	Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.21
Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.22	São João Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.23
Declaration of Translator for translation of São João Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.24	Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.25
Declaration of Translator for translation of Piranhas Memorandum of Understanding  from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.26	Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.27
Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.28	Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.30
Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.31	Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.32
Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.34	Settlement Agreement dated as of <>, 2007 between the Company and Luis Mauricio incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

10.35	Form of Subscription Agreement between the Selling Stockholders and the Company incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

23.1	Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1) **

23.2	Consent of Peterson Sullivan PLLC*

* Filed herewith.`1
** To be filed by Amendment

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